PART II.  ITEM 6(a) EXHIBITS                     EXHIBIT (10.1)

                    REVOLVING CREDIT AGREEMENT

          THIS REVOLVING CREDIT AGREEMENT (this "Agreement") is made and entered into this 13th day of July, 1995, by and among CPI CORP., a Delaware corporation ("Borrower"), and the undersigned Banks, including Mercantile Bank of St. Louis National Association in its capacity as a Bank and as agent for the Banks under this Agreement.

                          WITNESSETH:

          WHEREAS, Borrower has applied for a revolving credit facility from the Banks consisting of revolving credit loans and letters of credit in an aggregate amount of up to $60,000,000.00;
and

          WHEREAS, the Banks are willing to extend said revolving credit facility to Borrower upon, and subject to, the terms, provisions and conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant and agree as follows:

SECTION 1.  TERM.

          The "Term" of this Agreement shall commence on the date hereof and shall end on August 31, 1997, or, if later, when all of the Letters of Credit issued by Mercantile under this Agreement have expired or been terminated and all of the Borrower's Obligations have been paid in full.

SECTION 2.  DEFINITIONS.

          2.01 Definitions. In addition to the terms defined elsewhere in this Agreement or in any Exhibit or Schedule hereto, when used in this Agreement, the following terms shall have the following meanings (such meanings shall be equally applicable to the singular and plural forms of the terms used, as the context requires):

          Acceptable Acquisition shall mean any Acquisition which has been (a) in the event a corporation is the subject of such Acquisition, either (i) approved by the Board of Directors of the corporation which is the subject of such Acquisition or (ii) recommended by such Board of Directors to the shareholders of such corporation, (b) in the event a partnership is the subject of such Acquisition, approved by a majority (by percentage of voting power) of the partners of the partnership which is the subject of such Acquisition, (c) in the event an organization or entity other than a corporation or partnership is the subject of such Acquisition, approved by a majority (by percentage of voting power) of the governing body, if any, or by a majority (by percentage of ownership interest) of the owners of the organization or entity which is the subject of such Acquisition or (d) in the event the corporation, partnership or other organization or entity which is the subject of such Acquisition is in bankruptcy, approved by the bankruptcy court or another court of competent jurisdiction.

          Acquisition shall mean any transaction or series of related transactions, consummated on or after the date of this Agreement, by which Borrower or any of its Subsidiaries
(a) acquires any going business or all or substantially all of the assets of any corporation, partnership or other organization or entity, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least (i) a majority (in number of votes) of the stock and/or other securities of a corporation having ordinary voting power for the election of directors (other than stock and/or other securities having such power only by reason of the happening of a contingency), (ii) a majority (by percentage of voting power) of the outstanding partnership interests of a partnership or (iii) a majority of the ownership interests in any organization or entity other than a corporation or partnership.

          Adjusted Consolidated Capitalization shall mean, as of the date of any determination thereof, the sum of (a) Consolidated Capitalization plus (b) the lesser of (i) the book value of all Intangibles of Borrower and its Subsidiaries as of such date or (ii) $75,000,000.00, all determined on a consolidated basis for Borrower and its Subsidiaries and in accordance with GAAP.

          Adjusted Consolidated Operating Earnings shall mean, for the period in question, the sum of (a) Consolidated Net Income during such period plus (b) to the extent deducted in determining Consolidated Net Income, the sum of (i) all depreciation and amortization expenses of Borrower and its Subsidiaries during such period, plus (ii) all provisions for any Federal, state, local and/or foreign income taxes made by Borrower and its Subsidiaries during such period (whether paid or deferred) plus (iii) Consolidated Fixed Charges during such period, all determined on a consolidated basis for Borrower and its Subsidiaries and in accordance with GAAP.

          Affiliate shall mean any Person (other than a Subsidiary) (a) which directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with Borrower or any Subsidiary, (b) which beneficially owns or holds or has the power to direct the voting power of five percent (5%) or more of any class of Voting Stock of Borrower or any Subsidiary, (c) which has five percent (5%) or more of its Voting Stock (or, in the case of a Person which is not a corporation, five percent (5%) or more of its equity interest) beneficially owned or held, directly or indirectly, by Borrower or any Subsidiary or (d) who is a director, officer, employee or agent of Borrower or any Subsidiary. For purposes of this definition, "control" shall mean the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

          Agent shall mean Mercantile Bank of St. Louis National
Association in its capacity as agent for the Banks hereunder and its successors in such capacity.

          Asset Percentage Value of any asset (including Capital Stock of a Subsidiary) disposed of by Borrower or a Subsidiary shall mean the greater of (a) the percentage such asset (or assets of the transferred Subsidiary) constitutes (valued at the net book value thereof at the time of Disposition in accordance with GAAP) of Consolidated Capitalization as determined for either of the two fiscal years of Borrower most recently ended before the date of such Disposition, whichever yields the greater percentage and (b) the percentage of Consolidated Operating Income generated by or otherwise attributable to such asset (or the transferred Subsidiary) as determined for either of the two fiscal years of Borrower most recently ended before the date of such Disposition, whichever yields the greater percentage.

          Available Cash shall mean and include, as of any date of determination thereof, the sum of (i) cash plus (ii) Cash Equivalents plus (iii) all amounts available under all committed revolving credit facilities of Borrower which, as of the date of determination, (a) Borrower is not in default thereunder, (b) Borrower could satisfy all conditions required in order to make a borrowing thereunder and (c) have a scheduled termination or expiration date of at least ninety (90) days after the date of determination.

          Attorneys' Fees shall mean the reasonable value of the services (and costs, charges and expenses related thereto) of the attorneys (and all paralegals, accountants and other staff employed by such attorneys) employed by the Agent or any of the Banks (including, without limitation, attorneys and paralegals who are employees of the Agent or any of the Banks or of any direct or indirect parent corporation, subsidiary or affiliate of the Agent or any of the Banks) from time to time (a) in connection with the negotiation, preparation, execution, delivery, amendment, modification, extension, renewal, administration and/or enforcement of this Agreement and/or any of the other Transaction Documents, (b) in connection with the preparation, negotiation or execution of any waiver or consent with respect to this Agreement or any of the other Transaction Documents, (c) in connection with any Default or Event of Default under this Agreement, (d) to represent the Agent or any of the Banks in any litigation, contest, dispute, suit or proceeding, or to commence, defend or intervene in any litigation, contest, dispute, suit or proceeding, or to file any petition, complaint, answer, motion or other pleading or to take any other action in or with respect to any litigation, contest, dispute, suit or proceeding (whether instituted by the Agent, any of the Banks, Borrower or any other Person and whether in bankruptcy or otherwise) in any way or respect relating to this Agreement or any of the other Transaction Documents, Borrower, any Subsidiary or any other Obligor and/or (e) to enforce any of the rights and/or remedies of the Agent or any of the Banks to collect any of Borrower's Obligations.

          Borrower's Obligations shall mean any and all indebtedness (principal, interest, fees and other amounts), liabilities and obligations (including, without limitation, funding losses and reimbursement obligations with respect to standby and/or commercial letters of credit issued by Mercantile for the account of, or which have been guaranteed by, Borrower) of Borrower to the Agent or any one or more of the Banks evidenced by or arising under this Agreement, the Notes, the Letter of Credit Application(s) or any of the other Transaction Documents, and any and all costs of collection and/or Attorneys' Fees incurred or to be incurred in connection therewith.

          Capital Stock shall mean any and all shares of any class of capital stock of Borrower or any Subsidiary and any warrant, right or option to purchase or acquire any shares of any such capital stock.

          Capitalized Lease shall mean and include at any time any lease of Property, whether real and/or personal, by a Person as lessee which in accordance with GAAP would at such time be required to be capitalized on the balance sheet of such Person.

          Capitalized Lease Obligations of any Person shall mean, as of the date of any determination thereof, the amount at which the aggregate rental obligations due and to become due under all Capitalized Leases under which such Person is a lessee would be reflected as a liability on a balance sheet of such Person in accordance with GAAP.

          Cash Equivalents shall mean cash equivalents as determined in accordance with GAAP.

          CERCLA shall mean the Comprehensive Environmental
Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42
U.S.C. Section 9601 et seq., and future amendments.

          Change of Control Event means the beneficial ownership or acquisition by any Person or group of Persons who are Affiliates (in any transaction or series of related transactions) of (i) more than fifty percent (50%) of the Voting Stock of Borrower, (ii) the power to elect, appoint or cause the election or appointment of at least a majority of the members of the Board of Directors of Borrower or (iii) all or substantially all of the assets and Properties of Borrower.

          Code shall mean the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed to also refer to any successor sections.

          Commitment shall mean, subject to termination or reduction as set forth in Section 3.07: with respect to Mercantile, $25,000,000.00; with respect to Harris Trust and Savings Bank, $20,000,000.00; and with respect to The Daiwa Bank,
Limited, $15,000,000.00.

          Consolidated Capitalization shall mean, as of the date of any determination thereof, the sum of (a) Consolidated Funded Debt plus (b) Consolidated Tangible Net Worth, all determined on a consolidated basis for Borrower and its Subsidiaries and in accordance with GAAP.

          Consolidated Debt shall mean all Debt of Borrower and its Subsidiaries, determined on a consolidated basis and in accordance with GAAP.

          Consolidated Fixed Charges shall mean, for the period in question, without duplication, the sum of (a) Consolidated Interest Expense during such period plus (b) Consolidated Lease Rental Expense during such period, all determined on a consolidated basis for Borrower and its Subsidiaries and in accordance with GAAP.

          Consolidated Funded Debt shall mean all Funded Debt of
Borrower and its Subsidiaries, determined on a consolidated basis and in accordance with GAAP.

          Consolidated Indebtedness shall mean all Indebtedness of Borrower and its Subsidiaries, determined on a consolidated basis and in accordance with GAAP.

          Consolidated Interest Expense shall mean, for the period in question, without duplication, all gross interest expense of Borrower and its Subsidiaries (including, without limitation, all commissions, discounts and/or related amortization and other fees and charges owed by Borrower and its Subsidiaries with respect to letters of credit and bankers' acceptance financing, the net costs associated with interest swap obligations of Borrower and its Subsidiaries, capitalized interest expense, the interest portion of Capitalized Lease Obligations and the interest portion of any deferred payment obligation) during such period, all determined on a consolidated basis for Borrower and its Subsidiaries and in accordance with GAAP.

          Consolidated Lease Rental Expense shall mean, for the period in question, the aggregate amount of operating lease expense (i.e. all minimum rental payments plus all additional rentals payable under percentage Operating Leases) during such period under all Operating Leases, all determined on a consolidated basis for Borrower and its Subsidiaries but excluding any amounts required to be paid by Borrower or a Subsidiary (whether or not designated as rent or additional rent) on account of maintenance, repairs, insurance, taxes, assessments, amortization and/or similar charges.

          Consolidated Net Income and Consolidated Net Loss shall mean, for the period in question, the net income or loss of Borrower and its Subsidiaries during such period, determined on a consolidated basis and in accordance with GAAP, but excluding in any event the following:

               (a)  any gains (net of expenses and taxes
          applicable thereto) in excess of losses resulting from the sale, transfer or other disposition of fixed or capital assets (i.e., assets other than current assets);

               (b) any gains resulting from any reappraisal, revaluation or write-up of assets;

               (c) any equity of Borrower or any Subsidiary in the undistributed earnings of any corporation which is not a Subsidiary;

               (d) undistributed earnings of any Subsidiary to the extent that the declaration or payment of Restricted Payments by such Subsidiary is not at the time permitted by the terms of its charter documents or any agreement, document, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary;

               (e)  any earnings of any Person acquired by
          Borrower or any Subsidiary through purchase, merger or consolidation or otherwise for any fiscal period prior to the fiscal period in which the acquisition occurs;

               (f) any deferred credit representing the excess of equity in any Subsidiary at the date of acquisition over the cost of the investment in such Subsidiary;

               (g) gains from the acquisition or disposition of Investments (other than Investments of the types listed in clauses (c), (d), (e), (f), (g), (h), (i) and (j) of the definition of Restricted Investments) or from the retirement or extinguishment of Debt;

               (h) gains on collections from insurance policies or settlements (net of premiums paid or other expenses incurred with respect to such gains during the fiscal period in which the gain occurs, to the extent such premiums or other expenses are not already reflected in Consolidated Net Income for such fiscal period);

               (i) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period;

               (j) any net income or gain (but not any net loss) during such period from any change in accounting principles, from any discontinued operations or the disposition thereof of from any prior period adjustments;

               (k)  any extraordinary items; and

               (l) in the case of a successor to Borrower by consolidation or merger or as a transferee of its assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets;

all determined in accordance with GAAP. If the preceding calculation results in a number less than zero, such amount shall be considered a Consolidated Net Loss.

          Consolidated Net Worth shall mean, as of the date of determination thereof, the amount of the capital stock accounts (net of treasury stock, at cost) plus (or minus in the case of a deficit) the surplus and retained earnings of Borrower and its Subsidiaries, determined on a consolidated basis and in accordance with GAAP.

          Consolidated Operating Income shall mean, for the period in question, the sum of (a) Consolidated Net Income during such period plus, (b) to the extent deducted in determining Consolidated Net Income, the sum of (i) all amortization expenses of Borrower and its Subsidiaries during such period relating to the amortization of Intangibles, plus (ii) all provisions for any Federal, state, local and/or foreign income taxes made by Borrower and its Subsidiaries during such period, plus (iii) Consolidated Interest Expense during such period, all determined on a consolidated basis for Borrower and its Subsidiaries and in accordance with GAAP.

          Consolidated Tangible Net Worth shall mean, as of the date of determination thereof, the sum of (a) Consolidated Net Worth minus (b) the book value of all Intangibles of Borrower and its Subsidiaries minus (c) to the extent not reflected as a liability on the consolidated balance sheet of Borrower and its Subsidiaries as of such date, all Indebtedness of Borrower and its Subsidiaries of the types described in clauses (b) and (c) of the definition of Indebtedness, all determined on a consolidated basis and in accordance with GAAP.

          Current Debt of any Person shall mean all Debt of such Person other than Funded Debt.

          Debt of any Person shall mean, as of the date of determination thereof, the sum of (a) all Indebtedness of such Person for borrowed money or which has been incurred in connection with the acquisition of Property or assets plus (b) all Capitalized Lease Obligations of such Person plus (c) all Guarantees by such Person of Debt of others.

          Default shall mean any event or condition the occurrence of which would, with the lapse of time or the giving of notice or both, become an Event of Default as defined in
Section 8 hereof.

          Direct Subsidiaries shall mean, collectively, CPI Photo Finish, Inc., a Missouri corporation, Consumer Programs Holding Inc., a Delaware corporation, CPI Corp., an Ontario corporation, CPI Copy Services, Inc., a Missouri corporation, CPI Technology Corp., a Missouri corporation, and any other corporation a majority of the shares of any class of capital stock of which is now or hereafter directly owned by Borrower, and Direct Subsidiary shall mean any one of them.

          Disposition shall have the meaning specified in Section
7.02(g).

          Domestic Business Day shall mean any day except a Saturday, Sunday or legal holiday observed by the Agent or by commercial banks in St. Louis, Missouri or Chicago, Illinois.

          Environmental Claim shall mean any administrative, regulatory or judicial action, judgment, order, consent decree, suit, demand, demand letter, claim, Lien, notice of noncompliance or violation, investigation or other proceeding arising (a) pursuant to any Environmental Law or governmental or regulatory approval issued under any such Environmental Law, (b) from the presence, use, generation, storage, treatment, Release, threatened Release, disposal, remediation or other existence of any Hazardous Substance, (c) from any removal, remedial, corrective or other response action pursuant to an Environmental Law or the order of any governmental or regulatory authority or agency, (d) from any third party seeking damages, contribution, indemnification, cost recovery, compensation, injunctive or other relief in connection with a Hazardous Substance or arising from alleged injury or threat of injury to health, safety, natural resources or the environment or (e) from any Lien against any Property owned, leased or operated by Borrower or any Subsidiary in favor of any governmental or regulatory authority or agency in connection with a Release, threatened Release or disposal of a Hazardous Substance.

          Environmental Law shall mean any international, Federal, state or local statute, law, rule, regulation, order, consent decree, judgment, permit, license, code, covenant, deed restriction, common law, treaty, convention, ordinance or other requirement relating to public health, safety or the environment, including, without limitation, those relating to Releases, discharges or emissions to air, water, land or groundwater, to the withdrawal or use of groundwater, to the use and handling of polychlorinated biphenyls or asbestos, to the disposal, treatment, storage or management of hazardous or solid waste, Hazardous Substances or crude oil, or any fraction thereof, to exposure to toxic or hazardous materials, to the handling, transportation, discharge or release of gaseous or liquid Hazardous Substances and any rule, regulation, order, notice or demand issued pursuant to such law, statute or ordinance, in each case applicable to any of the Property owned, leased or operated by Borrower or any Subsidiary or the operation, construction or modification of any such Property, including, without limitation, the following: CERCLA, the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984, the Hazardous Materials Transportation Act, as amended, the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1976, the Safe Drinking Water Control Act, the Clean Air Act of 1966, as amended, the Toxic Substances Control Act of 1976, the Occupational Safety and Health Act of 1977, as amended, the Emergency Planning and Community Right-to-Know Act of 1986, the National Environmental Policy Act of 1975, the Oil Pollution Act of 1990 and any similar or implementing state or local law, and any state or local statute and any further amendments to these laws providing for financial responsibility for cleanup or other actions with respect to the Release or threatened Release of Hazardous Substances or crude oil, or any fraction thereof and all rules, regulations, guidance documents and publication promulgated thereunder.

          Environmental Lien shall have the meaning ascribed thereto in Section 7.01(j)(vi).

          ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

          ERISA Affiliate shall mean any corporation, trade or business that is, along with Borrower, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Sections 414(b) and 414(c), respectively, of the Code or Section 4001 of ERISA.

          Eurodollar Business Day shall mean any Domestic
Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

          Event of Default shall have the meaning ascribed thereto in Section 8.

          Existing Letters of Credit shall have the meaning ascribed thereto in Section 4.02.

          Fed Funds Base Rate shall mean a rate per annum equal to Mercantile's quoted rate as of the opening of business by Mercantile on each Domestic Business Day for purchasing overnight federal funds in the national market, which rate shall fluctuate as and when said quoted rate shall change.

          Fed Funds Margin shall mean One Percent (1%) per annum.

          Fed Funds Rate shall mean the Fed Funds Base Rate plus the Fed Funds Margin. The Fed Funds Rate shall be adjusted automatically on and as of the effective date of any change in the Fed Funds Base Rate.

          Floating Rate shall mean the lesser of (determined as of the opening of business by Mercantile on each Business Day)
(a) the Prime Rate or (b) the Fed Funds Rate. The Floating Rate shall be determined daily on each Domestic Business Day as of the opening of business by Mercantile on such Domestic Business Day.

          Floating Rate Loan shall mean any Revolving Credit Loan bearing interest at the Floating Rate.

          Funded Debt of any Person shall mean the sum of, without duplication, (a) all Debt of such Person having a final maturity of more than one (1) year from the date of origin thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one (1) year from the date of origin thereof), excluding all payments in respect thereof that are required to be made within one (1) year from the applicable date of determination of Funded Debt, plus (b) all Debt of such Person which has been incurred under a revolving credit or similar agreement which obligates the lender or lenders to extend credit over a period of more than one (1) year from the applicable date of determination of Funded Debt (regardless of whether such Debt by its terms matures on demand or within one
(1) year from the date or origin thereof) plus (c) all Capitalized Lease Obligations of such Person other than that portion of Capitalized Lease Obligations which are due within one
(1) year from the date of determination of Funded Debt plus (d) all Guarantees of such Person of Funded Debt of others, all determined in accordance with GAAP.


          GAAP shall mean, as to a particular Person, such accounting principles as, in the opinion of the "Big 6" accounting firm regularly retained by such Person, conform at the time to generally accepted accounting principles; provided that as to any Person who has not regularly retained such an accounting firm, "GAAP" shall mean generally accepted accounting principles at the time in the United States.

          Guarantee by any Person shall mean any obligation (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing, or in effect guaranteeing, any Indebtedness, liability, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation incurred through an agreement, contingent or otherwise, by such Person: (a) to purchase such Indebtedness or obligation or any Property or assets constituting security therefor, (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation, (ii) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation,
(iii) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Agreement, a Guarantee in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the then outstanding principal amount of such Indebtedness for borrowed money which has been guaranteed or such lesser amount to which the maximum exposure of the guarantor shall have been specifically limited, and a Guarantee in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend or such lesser amount to which the maximum exposure of the guarantor shall have been specifically limited. Guarantee when used as a verb shall have a correlative meaning.

          Hazardous Substance shall mean any hazardous or toxic material, substance or waste, pollutant or contaminant which is regulated under any statute, law, ordinance, rule or regulation of any local, state, regional, Federal or international authority having jurisdiction over any of the Property owned, leased or operated by Borrower or any Subsidiary or its use, including, without limitation, any material, substance or waste which is:
(a) defined as a hazardous substance under Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317), as amended; (b) regulated as a hazardous waste under Section 1004 or
Section 3001 of the Federal Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), as amended; (c) defined as a hazardous substance under Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.), as amended; or (d) defined or regulated as a hazardous substance or hazardous waste under any rules or regulations promulgated under any of the foregoing statutes.

          Indebtedness shall mean, with respect to any Person, without duplication, all indebtedness, liabilities and obligations of such Person (other than contingency reserves and reserves for deferred income taxes) which in accordance with GAAP should be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include all
(a) obligations of such Person for borrowed money or which have been incurred in connection with the acquisition of Property or assets, (b) obligations secured by any Lien on, or payable out of the proceeds of production from, any Property or assets owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligations, (c) indebtedness, liabilities and obligations of third parties, including joint ventures and partnerships of which such Person is a venturer or general partner, recourse to which may be had against such Person, (d) obligations created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of such Property, (e) Capitalized Lease Obligations of such Person,
(f) indebtedness, liabilities and obligations of such Person under Guarantees and (g) reimbursement obligations of such Person with respect to letters of credit.

          Intangibles shall mean all patents, trademarks, service marks, copyrights, trade names, goodwill (including any amounts, however designated, representing the cost of acquisition of business and investments in excess of the book value thereof), unamortized debt discount and expense, unamortized deferred charges, deferred research and development costs, any write-up of asset value after the date of this Agreement, non-competition covenants, signing bonuses and any other assets treated as intangible assets under GAAP.

          Interest Period shall mean with respect to each LIBOR
Loan:

               (a) initially, the period commencing on the date of such Loan and ending 1, 2 or 3 months thereafter (or such other period agreed upon in writing by Borrower and all of the Banks), as the Borrower may elect in the applicable Notice of Borrowing; and

               (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Loan and ending 1, 2 or 3 months thereafter (or such other period agreed upon in writing by Borrower and all of the Banks), as Borrower may elect pursuant to Section 3.04;

          provided that:

               (c) subject to clauses (d) and (e) below, any Interest Period which would otherwise end on a day which is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Eurodollar Business Day;

               (d) subject to clause (e) below, any Interest Period which begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

               (e) no Interest Period shall extend beyond the last day of the Revolving Credit Period.

          Investment shall mean any investment by the Borrower or any Subsidiary in any Person, whether payment therefor is made in cash or Capital Stock of Borrower or any Subsidiary, and whether such investment is by acquisition of stock or Indebtedness, or by loan, advance, transfer of property out of the ordinary course of business, capital contribution, equity or profit sharing interest, extension of credit on terms other than those normal in the ordinary course of business, Guarantee or otherwise becoming liable (contingently or otherwise) in respect of the Indebtedness of any Person, or otherwise.

          Letter of Credit and Letters of Credit shall have the meanings ascribed thereto in Section 4.01(a), and shall include, in any event, the Existing Letters of Credit, as the same may from time to time be amended, modified, extended or renewed.

          Letter of Credit Application shall mean an application and agreement for irrevocable standby letter of credit in the form of Exhibit C attached hereto and incorporated herein by reference or an application and agreement for irrevocable commercial letter of credit in the form of Exhibit D attached hereto and incorporated herein by reference, as the case may be, in either case executed by Borrower, as account party, and delivered to Mercantile pursuant to Section 4.01(a), as the same may from time to time be amended, modified, extended or renewed, and shall include, in any event, the Letter of Credit Applications executed by Borrower, as account party, with respect to the Existing Letters of Credit, as the same may from time to time be amended, modified, extended or renewed.

          Letter of Credit Commitment shall have the meaning ascribed thereto in Section 4.01(a).

          Letter of Credit Commitment Fee shall have the meaning ascribed thereto in Section 4.01(d).

          Letter of Credit Issuance Fee shall have the meaning ascribed thereto in Section 4.01(d).

          Letter of Credit Loan shall have the meaning ascribed thereto in Section 4.01(c).

          Letter of Credit Negotiation Fee shall have the meaning ascribed thereto in Section 4.01(d).

          Letter of Credit Period shall mean the period commencing on the date of this Agreement and ending August 30, 1997.

          Letter of Credit Request shall have the meaning ascribed thereto in Section 4.01(a).

          LIBOR Base Rate shall mean, with respect to the applicable Interest Period, the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the respective rates per annum of interest at which deposits in dollars are offered to Mercantile in the London interbank market by two (2) Eurodollar dealers of recognized standing, selected by Mercantile in its sole discretion, at such time on the date two (2) Eurodollar Business Days before the first day of such Interest Period as Mercantile in its sole discretion elects, for delivery on the first day of the applicable Interest Period for a number of days comparable to the number of days in such Interest Period and in an amount approximately equal to the principal amount of the LIBOR Loan to which such Interest Period is to apply.

          LIBOR Loan shall mean any Revolving Credit Loan bearing interest at the LIBOR Rate.

          LIBOR Margin shall mean One Percent (1%) per annum.

          LIBOR Rate shall mean (a) the quotient of the (i) LIBOR
Base Rate divided by (ii) one minus the applicable LIBOR Reserve
Percentage plus (b) the LIBOR Margin.

          LIBOR Reserve Percentage shall mean for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor), for determining the maximum reserve requirement for a member bank of the Federal Reserve System in St. Louis, Missouri with respect to "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Loans is determined or any category of extensions of credit or other assets which include loans by a non-United States office of any Bank to United States residents). The LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the LIBOR Reserve Percentage.

          Lien shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract, including, without limitation, any security interest, mortgage, deed of trust, pledge, hypothecation, judgment lien or other lien or encumbrance of any kind or nature whatsoever, any conditional sale or trust receipt, any lease, consignment or bailment for security purposes and any Capitalized Lease. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property.

          Loan shall mean each Revolving Credit Loan (whether a
Floating Rate Loan or a LIBOR Loan) and each Letter of Credit
Loan and Loans shall mean any or all of the foregoing.

          Material Adverse Effect shall mean (a) a material adverse effect on the Properties, assets, liabilities, business, operations, prospects, income or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole, (b) material impairment of Borrower's ability to perform any of its obligations under this Agreement, any of the Notes, any of the Letter of Credit Applications or any of the other Transaction Documents or (c) material impairment of the enforceability of the rights of, or benefits available to, the Agent or any of the Banks under this Agreement, any of the Notes, any of the Letter of Credit Applications or any of the other Transaction Documents.

          Moody's shall mean Moody's Investors Service, Inc.

          Multiemployer Plan shall mean any Pension Plan which is a "multi-employer plan" as defined in Section 4001(a)(3) of ERISA which is maintained for employees of Borrower, any ERISA
Affiliate or any Subsidiary.

          Net Proceeds shall mean the net cash proceeds from the sale, transfer or issuance at fair market value of any Qualified Stock (other than from the sale or issuance of Qualified Stock pursuant to employee stock option or other stock-based employee incentive plans or programs or to a Subsidiary) or other Properties or assets, net of all underwriters' discounts and commissions, other marketing and selling expenses, attorneys' fees and expenses and other expenses in connection with reconditioning, preparing for sale, shipping or otherwise transferring such Qualified Stock or such Properties and assets (which net cash proceeds shall be deemed to include an amount equal to the principal amount of any Debt of Borrower actually converted after the date of this Agreement into Qualified Stock).

          Notes shall have the meaning ascribed thereto in
Section 3.03(a).

          Note Agreement shall mean that certain Note Agreement dated August 31, 1993, by and among Borrower, The Prudential

Insurance Company of America and Principal Mutual Life Insurance Company, as amended by certain amendments thereto dated February 24, 1994, June 14, 1994, and November 9, 1994, and as the same may from time to time be further amended, modified, extended or renewed.

          Notice of Borrowing shall have the meaning ascribed thereto in Section 3.02.

          Obligor shall mean Borrower and each other Person who is or shall at any time hereafter become primarily or secondarily liable on any of Borrower's Obligations or who grants the Agent or any of the Banks a Lien upon any of the Property or assets of such Person as security for any of Borrower's Obligations.

          Occupational Safety and Health Laws shall mean the Occupational Safety and Health Act of 1970, as amended, and any other Federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning employee health and/or safety, as now or at any time hereafter in effect.

          Operating Lease shall mean any lease of real and/or personal property under which Borrower or a Subsidiary is lessee other than Capitalized Leases.

          PBGC shall mean the Pension Benefit Guaranty
Corporation and any entity succeeding to any or all of its functions under ERISA.

          Pension Plan shall mean any "employee pension benefit plan" (as such term is defined in Section 3 of ERISA), which is or has been established or maintained by, or to which contributions are or have been made by, Borrower, any ERISA
Affiliate or any Subsidiary.

          Permitted Liens shall mean any of the following:

               (a) Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen, provided payment thereof is not at the time required by
          Section 7.01(d)(i) and/or Section 7.01(d)(ii);

               (b) Liens (other than any Liens imposed by ERISA) incidental to the conduct of business or the ownership of Properties and assets (including Liens in connection with worker's compensation, unemployment insurance and other like laws, warehousemen's and attorneys' liens and statutory landlords' liens) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money or the acquisition of inventory or other Property; provided in each case the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings being diligently conducted and for which adequate reserves in accordance with GAAP have been set aside;

               (c) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of Borrower and its Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair the use of such real properties in the operation of the business of the Borrower and its Subsidiaries;

               (d) Liens on Property or assets of a Subsidiary to secure obligations of such Subsidiary to Borrower or another Subsidiary;

               (e) Liens existing as of the date of this Agreement and listed on Schedule 6.12 attached hereto;

               (f) Liens existing on any real or personal property of any corporation at the time it becomes a Subsidiary, or existing prior to the time of acquisition upon any real or personal property acquired by Borrower or any Subsidiary through purchase, merger or consolidation or otherwise, whether or not expressly assumed by Borrower or such Subsidiary, or placed on real or personal property at the time of acquisition by Borrower or any Subsidiary to secure all or a portion of (or to secure Debt incurred to pay all or a portion of) the purchase price thereof; provided, however, that
          (i) except in the case of purchase money Liens, such Lien shall not have been created, incurred or assumed in contemplation of such purchase, merger, consolidation or other event, (ii) at the time of acquisition of such Property, the aggregate amount remaining unpaid on all Indebtedness secured by Liens on such Property whether or not assumed by Borrower or a Subsidiary shall not exceed an amount equal to the lesser of the total purchase price or fair market value at the time of acquisition of such Property (as determined in good faith by the Board of Directors of Borrower), (iii) such Lien shall be confined solely to the item(s) of Property so acquired and, if required by the terms of the agreement originally creating such Lien, other Property which is an improvement to, or is acquired for specific use in connection with, such acquired Property and (iv) in the case of a purchase money Lien, such Lien shall have been created or incurred at the time of, or within thirty (30) days after, the acquisition or completion of construction of such Property; and

               (g) other Liens created or incurred by Borrower or any Subsidiary after the date of this Agreement on any Property or assets of Borrower or any Subsidiary, provided that (i) all Debt secured by Liens permitted by this clause (g) shall have been incurred within the limitations provided in Section 7.02(a), (ii) the aggregate amount of all Debt secured by Liens permitted by this clause (g) does not exceed five percent (5%) of Consolidated Capitalization as of the end of the fiscal quarter immediately preceding the date of determination and (iii) the aggregate amount of all Debt secured by Liens permitted by this clause (g) plus the aggregate amount of all Debt secured by Liens permitted by clauses (e) and/or (f) above does not exceed ten percent (10%) of Consolidated Capitalization as of the end of the fiscal quarter immediately preceding the date of determination.

          Person shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity or government (whether national, Federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

          Prime Rate shall mean the interest rate announced from time to time by Mercantile as its "prime rate" on commercial loans (which rate shall fluctuate as and when said prime rate shall change). Borrower acknowledges that such "prime rate" is a reference rate and does not necessarily represent the lowest or best rate offered by Mercantile or any of the other Banks to their respective customers.

          Property shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible. Properties shall mean the plural of Property. For purposes of this Agreement, Borrower and each Subsidiary shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

          Pro Rata Share shall mean: with respect to Mercantile, 41.6666667%; with respect to Harris Trust and Savings Bank,
33.3333333%; and with respect to The Daiwa Bank, Limited, 25%.

          Qualified Stock shall mean any Capital Stock of Borrower that does not have any of the following rights or features: (a) mandatory or scheduled dividends; (b) redemption, retirement, repurchase or other acquisition (or establishment of a sinking fund for such purpose) of such Capital Stock prior to the final maturity of the Note, whether mandatory, scheduled or at the option of the holder thereof; or (c) being convertible into or exchangeable for, or having rights, warrants or options to acquire, Debt or any similar obligation.

          RCRA shall mean the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. Section
6901 et seq., and any future amendments.

          Regulation D shall mean Regulation D of the Board of Governors of the Federal Reserve System, as from time to time amended.

          Regulatory Change shall have the meaning ascribed thereto in Section 3.13.

          Release shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment, including, without limitation, the abandonment or discarding of barrels, drums, containers, tanks and/or other receptacles containing or previously containing any Hazardous Substance.

          Reportable Event shall have the meaning given to such term in ERISA.

          Required Banks shall mean at any time Banks having
Sixty Percent (60%) of the aggregate amount of Loans and Letters of Credit then outstanding or, if no Loans or Letters of Credit are then outstanding, Sixty Percent (60%) of the total
Commitments of all of the Banks.

          Responsible Officer shall mean the chief executive officer, chief operating officer, chief financial officer or chief accounting officer of Borrower or any other officer of Borrower involved principally in the financial administration or controllership function of Borrower.

          Restricted Investments shall mean any Investment, or any expenditure or any incurrence of any liability to make any expenditure for an Investment, other than:

               (a) loans and/or advances by Borrower or a Subsidiary to a Subsidiary;

               (b) loans and/or advances by any Subsidiary to Borrower which are subordinated in writing to the payment of the Borrower's Obligations in form and substance satisfactory to the Required Banks;

               (c) direct obligations of the United States of America or Canadian Government or any instrumentality or agency thereof, the payment of which is unconditionally guaranteed by the United Stated of America or Canadian Government or any instrumentality or agency thereof (all of which Investments must mature within twelve (12) months from the time of acquisition thereof);

               (d) Investments in readily marketable commercial paper which, at the time of acquisition thereof by Borrower or any Subsidiary, is rated A-1 or better by S&P or P-1 or better by Moody's and which matures within 270 days from the date of acquisition thereof, provided that the issuer of such commercial paper shall, at the time of acquisition of such commercial paper, have a senior long- term debt rating of at least A by S&P and Moody's;

               (e) preferred stocks of corporations organized and existing under the laws of the United States of America or any state thereof having ratings of AAA from S&P and Aaa from Moody's;

               (f) negotiable certificates of deposit or
          negotiable bankers acceptances issued by any of the Banks or any other bank or trust company organized under the laws of the United States of America or any state thereof, which bank or trust company (excluding the Banks to which such requirements shall not apply)
          is a member of both the   Federal Deposit Insurance
          Corporation and the Federal   Reserve System and is
          rated A or A/B by Keefe, Bruyette and Woods' Bank Watch Service (all of which Investments must mature within twelve (12) months from the time of acquisition thereof);

               (g) repurchase agreements, which shall be collateralized for at least 102% of face value, issued by any of the Banks or any other bank or trust company organized under the laws of the United States or any state thereof, which bank or trust company (excluding the Banks to which such requirements shall not apply) is a member of both the Federal Deposit Insurance Corporation and the Federal Reserve System and is rated A or A/B by Keefe, Bruyette and Woods' Bank Watch Service (all of which Investments must mature within twelve (12) months for the time of acquisition thereof);

               (h) short-term interest bearing deposits in, or negotiable bankers acceptances or mortgage corporation investment certificates issued by, any bank or trust company organized under the laws of Canada or any province thereof (all of which Investments must mature within twelve (12) months from the time of acquisition thereof); provided, however, that the aggregate amount of all Investments under this clause (h) in any one bank or trust company shall not exceed $1,000,000.00 Canadian Dollars at any one time outstanding;

               (i) short-term deposits not in excess of $2,500,000.00 in the aggregate at any time in The Boatmen's National Bank of St. Louis (such amounts to be determined based on the collected funds available to Borrower or a Subsidiary in accordance with the normal banking practice of The Boatmen's National Bank of St. Louis and not on the ledger balances of such accounts);

               (j) shares of Shearson Lehman Hutton Fed Fund, Centerland Short-Term Diversified Assets Portfolio, Centerland Short-Term Tax Exempt Portfolio, Roy Fund Canadian Treasury Bill Fund and Roy Fund Money Market Fund (all of which Investments shall mature within twelve (12) months from the time of acquisition thereof);

               (k) Investments existing as of the date hereof as described in Schedule 7.02(e), and any future retained earnings in respect thereof;

               (l) loans or advances to officers or employees of Borrower or a Subsidiary which are usual and in the ordinary course of business pursuant to plans approved by all of the directors of Borrower who are not otherwise employees of Borrower or any Subsidiary;

               (m) Investments in a corporation which immediately becomes a Subsidiary as a result of such Investments;
          and

               (n) additional Investments which in the aggregate do not exceed ten percent (10%) of Consolidated
          Tangible Net Worth as of any date of determination.

          Restricted Payment means (a) any dividend (except a dividend payable in Qualified Stock) on, or any distribution (except a distribution in Qualified Stock) in respect of, any shares of Capital Stock or (b) the redemption, repurchase, retirement or other acquisition of any shares of Capital Stock (except that the provisions of clause (b) of this definition shall not apply to the retirement of any shares of Capital Stock by exchange for, or from Net Proceeds of a concurrent sale of, shares of Qualified Stock).

          Revolving Credit Loan and Revolving Credit Loans shall have the meanings ascribed thereto in Section 3.01(a).

          Revolving Credit Period shall mean the period commencing on the date of this Agreement and ending August 31, 1997.

          Sale and Leaseback Transaction shall have the meaning ascribed thereto in Section 7.02(k).

          S&P shall mean Standard and Poor's Ratings Group.

          Subsidiary shall mean any corporation incorporated under the laws of any state of the United States, Canada or any province of Canada, which conducts the major portion of its business in, and makes the major portion of its sales to Persons located in, the United States or Canada, and all of the shares of stock of every class of which, except directors' qualifying shares, shall, at the time as of which any determination is being made, be owned by Borrower either directly or through other Subsidiaries.

          Term shall have the meaning ascribed thereto in
Section 1.

          Total Outstandings shall mean, as of any date, the sum of (i) the aggregate principal amount of all Revolving Credit Loans outstanding as of such date, plus (ii) the aggregate principal amount of all Letter of Credit Loans outstanding as of such date plus (iii) the aggregate undrawn face amount of all Letters of Credit outstanding as of such date.

          Transaction Documents shall mean this Agreement, the Notes, the Letter of Credit Application(s) and all other agreements, documents and instruments heretofore, now or hereafter delivered to the Agent or any of the Banks with respect to or in connection with or pursuant to this Agreement, any Loans made hereunder, any Letters of Credit issued hereunder or any other of Borrower's Obligations, and executed by or on behalf of Borrower, all as the same may from time to time be amended, modified, extended or renewed.

          Voting Stock shall mean, with respect to any corporation, any shares of stock of such corporation whose holders are entitled under ordinary circumstances to vote for the election of directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

          2.02 Accounting Terms and Determinations. Except as otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time, applied on a basis consistent (except for changes approved by the Required Banks and by Borrower's independent certified public accountants) with the most recent audited financial statements of Borrower delivered to Banks.

SECTION 3.  THE REVOLVING CREDIT LOANS.

          3.01 Commitments To Lend. Subject to the terms and conditions set forth in this Agreement and so long as no Default or Event of Default under this Agreement has occurred and is continuing, during the Revolving Credit Period, each Bank severally agrees to make such loans to Borrower (individually, a "Revolving Credit Loan" and collectively, the "Revolving Credit Loans") as Borrower may from time to time request pursuant to
Section 3.02. Each Revolving Credit Loan under this Section 3.01 which is a Floating Rate Loan shall be for an aggregate principal amount of at least $200,000.00 or any larger multiple of $25,000.00. Each Revolving Credit Loan under this Section 3.01 which is a LIBOR Loan shall be for an aggregate principal amount of at least $2,000,000.00 or any larger multiple of $500,000.00. The aggregate principal amount of Revolving Credit Loans which each Bank shall be required to have outstanding hereunder at any one time shall not exceed the lesser of (a) such Bank's Commitment or (b) such Bank's Pro Rata Share of the sum of (i) the total Commitments of all of the Banks, minus (ii) the aggregate principal amount of all outstanding Letter of Credit Loans minus (iii) the aggregate undrawn face amount of all outstanding Letters of Credit. Each Revolving Credit Loan under this Section 3.01 shall be made from the several Banks ratably in proportion to their respective Pro Rata Shares. Within the foregoing limits, Borrower may borrow under this Section 3.01, prepay under Section 3.08 and reborrow at any time during the

Revolving Credit Period under this Section 3.01; provided, however, that Borrower covenants and agrees to cause the aggregate principal amount of all Revolving Credit Loans outstanding under this Agreement to be equal to or less than $5,000,000.00 for at least thirty (30) consecutive days during each period commencing December 1 and ending February 28 during the Revolving Credit Period. The failure of any Bank to make any Revolving Credit Loan required under this Agreement shall not release any other Bank from its obligation to make Revolving Credit Loans as provided herein.

          3.02 Method of Borrowing. (a) Borrower shall give notice (a "Notice of Borrowing") to the Agent by 11:30 a.m. (St. Louis time) on the Domestic Business Day of each Floating Rate Loan, and by 11:30 a.m. (St. Louis Time) at least three (3) Eurodollar Business Days before each LIBOR Loan, specifying:

               (i) the date of such Revolving Credit Loan, which shall be a Domestic Business Day in the case of a Floating Rate Loan and a Eurodollar Business Day in the case of a LIBOR Loan,

               (ii) the aggregate principal amount of such Revolving Credit Loan,

               (iii) whether such Revolving Credit Loan is to be a Floating Rate Loan or a LIBOR Loan,

               (iv) in the case of a LIBOR Loan, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period,


               (v) that on the date of, and after giving effect to, such Revolving Credit Loan, no Default or Event of Default under this Agreement has occurred and is continuing, and

               (vi) that on the date of, and after giving effect to, such Revolving Credit Loan, all of the representations and warranties of Borrower contained in this Agreement are true and correct in all material respects on and as of the date of such Revolving Credit Loan as if made on and as of the date of such Revolving Credit Loan.

          (b) Upon receipt of a Notice of Borrowing given to it, the Agent shall notify each Bank by 12:30 p.m. (St. Louis time) on the date of receipt of such Notice of Borrowing by the Agent (which must be a Domestic Business Day) of the contents thereof and of such Bank's Pro Rata Share of such Revolving Credit Loan. A Notice of Borrowing shall not be revocable by Borrower.

          (c) Not later than 2:00 p.m. (St. Louis time) on the date of each Revolving Credit Loan, each Bank shall (except as provided in subsection (d) of this Section) make available its Pro Rata Share of such Revolving Credit Loan, in Federal or other funds immediately available in St. Louis, Missouri, to the Agent at its address specified in or pursuant to Section 10.07. Unless the Agent determines that any applicable condition specified in
Section 5 has not been satisfied, the Agent will make the funds so received from the Banks available to Borrower immediately thereafter at the Agent's aforesaid address by crediting such funds to a demand deposit account (or such other account mutually agreed upon in writing between Agent and Borrower) of Borrower with the Agent.

          (d) If any Bank makes a new Revolving Credit Loan hereunder on a day on which Borrower is required to or has elected to repay all or any part of an outstanding Revolving Credit Loan from such Bank, such Bank shall apply the proceeds of its new Revolving Credit Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Agent as provided in subsection (c) of this Section, or remitted by Borrower to the Agent as provided in
Section 3.09, as the case may be.

          (e) Borrower hereby authorizes the Agent to rely on telephonic, telegraphic, telecopy, telex or written instructions of any person identifying himself or herself as a person authorized to request a Revolving Credit Loan hereunder or to make a repayment hereunder, and on any signature which the Agent believes to be genuine, and Borrower shall be bound thereby in the same manner as if such person were actually authorized or such signature were genuine. Borrower also hereby agrees to indemnify the Agent and each of the Banks and to hold the Agent and each of the Banks harmless from and against any and all claims, demands, damages, liabilities, losses, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) relating to or arising out of or in connection with the acceptance of instructions for making Revolving Credit Loans or repayments hereunder.

          3.03 Notes. (a) The Revolving Credit Loans of each Bank to Borrower shall be evidenced by a Revolving Credit Note of Borrower dated the date hereof and payable to the order of such Bank in a principal amount equal to its Commitment in substantially the form of Exhibit A attached hereto (with appropriate insertions) (collectively, as the same may from time to time be amended, modified extended or renewed, the "Notes").

          (b) Each Bank shall record, and prior to any transfer of its Note shall endorse on the schedules forming a part thereof, appropriate notations to evidence the date and amount of each Revolving Credit Loan made by it and the date and amount of each payment of principal made by Borrower with respect thereto. Each Bank is hereby irrevocably authorized by Borrower to so endorse its Note and to attach to and make a part of any such Note a continuation of any such schedule as and when required; provided, however that the obligation of Borrower to repay each Revolving Credit Loan made hereunder shall be absolute and unconditional, notwithstanding any failure of any Bank to endorse or any mistake by any Bank in connection with endorsement on the schedules attached to its Note. The books and records of each Bank (including, without limitation, the schedules attached to its Note) showing the account between such Bank and Borrower shall be admissible in evidence in any action or proceeding and shall constitute prima facie proof of the items therein set forth in the absence of manifest error.

          3.04 Duration of Interest Periods and Selection of Interest Rates. (a) The duration of the initial Interest Period for each LIBOR Loan shall be as specified in the applicable Notice of Borrowing. Borrower shall elect the duration of each subsequent Interest Period applicable to such LIBOR Loan and the interest rate to be applicable during such subsequent Interest Period (and Borrower shall have the option (i) in the case of any Floating Rate Loan, to elect that such Loan become a LIBOR Loan and the Interest Period to be applicable thereto, and (ii) in the case of any LIBOR Loan, to elect that such Loan become a Floating Rate Loan), by giving notice of such election to the Agent by 11:30 a.m. (St. Louis time) on the Domestic Business Day of, in the case of the election of the Floating Rate, and by 11:30 a.m. (St. Louis time) at least three (3) Eurodollar Business Days before, in the case of the election of the LIBOR Rate, the end of the immediately preceding Interest Period applicable thereto, if any; provided, however, that notwithstanding the foregoing, in addition to and without limiting the rights and remedies of the Agent and the Banks under Section 8 hereof, so long as any Default or Event of Default under this Agreement has occurred and is continuing, Borrower shall not be permitted to renew any LIBOR Loan as a LIBOR Loan or to convert any Floating Rate Loan into a LIBOR Loan.

          (b) If the Agent does not receive a notice of election for a Revolving Credit Loan pursuant to subsection (a) above within the applicable time limits specified therein, Borrower shall be deemed to have elected to pay such Revolving Credit Loan in whole pursuant to Section 3.08 on the last day of the current Interest Period with respect thereto and to reborrow the principal amount of such Revolving Credit Loan on such date as a Floating Rate Loan.

          3.05 Interest Rates. (a) Each Floating Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Floating Rate. Such interest shall be payable monthly in arrears on the tenth (10th) day of each month, commencing on the first such date after such Floating Rate Loan is made, and at maturity (whether by reason of acceleration or otherwise). Any overdue principal of and, to the extent permitted by law, overdue interest on, any Floating Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of Two Percent (2%) plus the otherwise applicable rate for such day.

          (b) Each LIBOR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period applicable thereto at a rate per annum equal to the applicable LIBOR Rate. Interest shall be payable for each Interest Period on the last day thereof and at maturity (whether by reason of acceleration or otherwise). Any overdue principal of and, to the extent permitted by law, overdue interest on, any LIBOR Loan shall bear interest, payable on demand, for each day until paid, at a rate per annum equal to the sum of Two Percent (2%) plus the higher of (i) the LIBOR Rate for the immediately preceding Interest Period applicable to such LIBOR Loan or (ii) the rate applicable to Floating Rate Loans for such day.

          (c) The Agent shall determine each interest rate applicable to the Loans hereunder and its determination thereof shall be conclusive in the absence of manifest error.

          3.06 Fees. (a) From the date of this Agreement to but excluding the last day of the Revolving Credit Period, Borrower shall pay to the Agent for the account of each Bank a nonrefundable commitment fee on the unused portion of the Commitment of such Bank (determined by subtracting such Bank's Pro Rata Share of the Total Outstandings from such Bank's Commitment) at the rate of Three-Sixteenths of One Percent (3/16%) per annum. Such commitment fee shall be (i) calculated on a daily basis, (ii) payable quarterly in arrears on each January 5, April 5, July 5 and October 5 during the Revolving Credit Period commencing July 5, 1995, and on the last day of the Revolving Credit Period and (iii) calculated on an actual day, 360-day year basis.

          (b) Contemporaneously with the execution of this Agreement, Borrower shall pay to the Agent for the ratable benefit of each of the Banks a nonrefundable facility fee in the amount of $50,000.00.

          (c) Borrower shall also pay to the Agent for its own account a nonrefundable agent's fee in an amount equal to

$10,000.00 per year, which fee shall be due and payable on the date of this Agreement and on each anniversary date of this Agreement during the Revolving Credit Period.

          3.07 Termination or Reduction of Commitments. Borrower may, upon three (3) Domestic Business Days' prior written notice to the Agent, terminate entirely at any time, or proportionately reduce from time to time on a pro rata basis among the Banks based on their respective Pro Rata Shares by an aggregate amount of $5,000,000.00 or any larger multiple of $1,000,000.00 the unused portions of the Commitments; provided, however, that
(i) at no time shall the Commitments be reduced to a figure less than the Total Outstandings, (ii) at no time shall the Commitments be reduced to a figure greater than zero but less than $20,000,000.00 and (iii) any such termination or reduction shall be permanent and Borrower shall have no right to thereafter reinstate or increase, as the case may be, the Commitment of any Bank.

          3.08 Early Payments. (a) Borrower may, upon notice to the Agent specifying that it is paying its Floating Rate Loans, pay without penalty or premium its Floating Rate Loans in whole at any time, or from time to time in part in amounts aggregating $200,000.00 or any larger multiple of $25,000.00, by paying the principal amount to be paid together with all accrued and unpaid interest thereon to and including the date of payment; provided, however, that in no event may Borrower make a partial payment of Floating Rate Loans which results in the total outstanding Floating Rate Loans being greater than zero but less than $200,000.00. Each such optional payment shall be applied to pay the Floating Rate Loans of the several Banks in proportion to their respective Pro Rata Shares.

          (b) Borrower may, upon at least one (1) Eurodollar Business Day's notice to the Agent specifying that it is paying its LIBOR Loans, pay without penalty or premium on the last day of any Interest Period its LIBOR Loans to which such Interest Period applies, in whole, or in part in amounts aggregating $2,000,000.00 or any larger multiple of $500,000.00, by paying the principal amount to be paid together with all accrued and unpaid interest thereon to and including the date of payment and any funding losses and other amounts payable under Section 3.10; provided, however, that in no event may Borrower make a partial payment of LIBOR Loans which results in the total outstanding LIBOR Loans with respect to which a given Interest Period applies being greater than zero but less than $2,000,000.00. Each such optional payment shall be applied to pay such LIBOR Loans of the several Banks in proportion to their respective Pro Rata Shares.

          (c) Upon receipt of a notice of payment pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's Pro Rata Share of such payment and such notice shall not thereafter be revocable by Borrower.

          3.09 General Provisions as to Payments. Borrower shall make each payment of principal of, and interest on, the Revolving Credit Loans and of fees and all other amounts payable hereunder, not later than 12:00 p.m. (St. Louis time) on the date when due, in Federal or other funds immediately available in St. Louis, Missouri, to the Agent at its address referred to in Section
10.07. The Agent will promptly distribute to each Bank in immediately available funds its Pro Rata Share of each such payment received by the Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Revolving Credit Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon, at the then applicable rate, shall be payable for such extended time.

          3.10 Funding Losses. Notwithstanding any provision contained herein to the contrary, if Borrower makes any payment of principal with respect to any LIBOR Loan (pursuant to Sections 3 or 8 or otherwise) on any day other than the last day of an Interest Period applicable thereto, or if Borrower fails to borrow or pay any LIBOR Loan after notice has been given to the Agent in accordance with Section 3.02, 3.04 or 3.08(b), Borrower shall reimburse each Bank on demand for any resulting losses and expenses incurred by it, including, without limitation, any losses incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment, provided that such Bank shall have delivered to Borrower a certificate as to the amount of such losses and expenses, which certificate shall be conclusive in the absence of manifest error.

          3.11 Basis for Determining Interest Rate Inadequate or
Unfair.  If with respect to any Interest Period:

               (i) the Agent is advised by Mercantile that deposits in dollars (in the applicable amounts) are not being offered to Mercantile in the relevant market for such Interest Period, or

               (ii) Banks holding Notes evidencing 50% or more in aggregate principal amount of the affected LIBOR Loans (or having 50% or more of the aggregate amount of the total Commitments of all of the Banks, if no LIBOR Loans are then outstanding) advise the Agent that the LIBOR Rate as determined by the Agent will not adequately and fairly reflect the cost to such Banks of maintaining or funding their LIBOR Loans for such Interest Period, the Agent shall forthwith give notice thereof to Borrower and the Banks, whereupon until the Agent notifies Borrower that the circumstances giving rise to such suspension no longer exist, (a) the obligations of the Banks to make LIBOR Loans shall be suspended and (b) Borrower shall repay in full the then outstanding principal amount of each of its LIBOR Loans together with all accrued and unpaid interest thereon, on the last day of the then current Interest Period applicable to such Loan. Concurrently with repaying each such LIBOR Loan of each Bank pursuant to this Section, Borrower may borrow a Floating Rate Loan in an equal principal amount from such Bank, and, if Borrower so elects, such Bank shall make such a Floating Rate Loan to Borrower.

          3.12 Illegality. If, after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental or regulatory authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank with any request or directive (whether or not having the force of law) of any such governmental or regulatory authority, central bank or comparable agency shall make it unlawful or impossible for any Bank to make, maintain or fund its LIBOR Loans to Borrower and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and Borrower. Upon receipt of such notice, Borrower shall repay in full the then outstanding principal amount of each of its LIBOR Loans from such Bank, together with all accrued and unpaid interest thereon, on either (a) the last day of the then current Interest Period applicable to such LIBOR Loan if such Bank may lawfully continue to maintain and fund its LIBOR Loans to such day or (b) immediately if such Bank may not lawfully continue to fund and maintain its LIBOR Loan to such day. Concurrently with repaying each LIBOR Loan of such Bank, Borrower may borrow a Floating Rate Loan in an equal principal amount from such Bank, and, if Borrower so elects, such Bank shall make such a Floating Rate Loan to Borrower.

          3.13 Increased Cost.  (a) If (i) Regulation D or
(ii) after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental or regulatory authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank with any request or directive (whether or not having the force of law) of any such governmental or regulatory authority, central bank or comparable agency (a "Regulatory Change"):

               (A) shall subject any Bank to any tax, duty or other charge with respect to its LIBOR Loans, its Note or its obligation to make LIBOR Loans, or shall change the basis of taxation of payments to any Bank of the principal of or interest on its LIBOR Loans or any other amounts due under this Agreement in respect of its LIBOR Loans or its obligation to make LIBOR Loans (except for taxes on or changes in the rate of tax on the overall net income of such Bank); or

               (B) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System), special deposit, capital or similar requirement against assets of, deposits with or for the account of,or credit extended or committed to be extended by, any Bank or shall, with respect to any Bank or the London interbank market, impose, modify or deem applicable any other condition affecting its LIBOR Loans, its Note or its obligation to make LIBOR Loans;

and the result of any of the foregoing is to increase the cost to (or in the case of Regulation D, to impose a cost on or increase the cost to) such Bank of making or maintaining any LIBOR Loan, or to reduce the amount of any sum received or receivable by such Bank under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank, in its good faith judgment, to be material, and if such Bank is not otherwise fully compensated for such increase in cost or reduction in amount received or receivable by virtue of the inclusion of the reference to "LIBOR Reserve Percentage" in the calculation of the interest rate applicable to LIBOR Loans, then, within fifteen (15) days after notice by such Bank to Borrower together with a copy of the official notice of the applicable change in law (if applicable) and a work sheet showing how the increase in cost or reduction in amount received or receivable was calculated (with a copy to the Agent and all of the other Banks), Borrower shall pay for the account of such Bank as additional interest, such additional amount or amounts as will compensate such Bank for such increased cost or reduction. Each Bank will promptly notify Borrower, the Agent and all of the other Banks of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section. The determination by any Bank under this Section of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount or amounts, such Bank may use any reasonable averaging and attribution methods.

          (b) If any Bank demands compensation under this Section, Borrower may at any time, upon at least two (2) Domestic Business Days' prior notice to such Bank and the Agent, repay in full its then outstanding LIBOR Loans from such Bank, together with all accrued and unpaid interest thereon to the date of prepayment and any funding losses and other amounts due under
Section 3.10. Concurrently with repaying such LIBOR Loans of such Bank, Borrower may borrow from such Bank a Floating Rate Loan in an amount equal to the aggregate principal amount of such LIBOR Loans, and, if Borrower so elects, such Bank shall make such a Floating Rate Loan to Borrower.

          3.14 Floating Rate Loans Substituted for Affected LIBOR Loans. If notice has been given by a Bank pursuant to Sections
3.11 or 3.12 or by Borrower pursuant to Section 3.13 requiring LIBOR Loans of any Bank to be repaid, then, unless and until such Bank notifies Borrower that the circumstances giving rise to such repayment no longer apply, all Loans which would otherwise be made by such Bank to Borrower as LIBOR Loans shall be made instead as Floating Rate Loans. Such Bank shall promptly notify Borrower if and when the circumstances giving rise to such repayment no longer apply.

          3.15 Capital Adequacy. If, after the date of this Agreement, any Bank shall have determined in good faith that the adoption of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental or regulatory authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or will have the effect of reducing the rate of return on such Bank's capital in respect of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy), then from time to time Borrower shall pay to such Bank upon demand such additional amount or amounts as will compensate such Bank for such reduction. All determinations made in good faith by such Bank of the additional amount or amounts required to compensate such Bank in respect of the foregoing shall be conclusive in the absence of manifest error. In determining such amount or amounts, such Bank may use any reasonable averaging and attribution methods.

          3.16 Survival of Indemnities. All indemnities and all provisions relating to reimbursement to Bank of amounts sufficient to protect the yield to Bank with respect to the Revolving Credit Loans, including, without limitation, Sections

3.11, 3.12, 3.13 and 3.15 hereof, shall survive the payment of the Notes and the other Borrower's Obligations and the termination of this Agreement.

          3.17 Discretion of Bank as to Manner of Funding. Notwithstanding any provision contained in this Agreement to the contrary, each of the Banks shall be entitled to fund and maintain its funding of all or any part of its LIBOR Loans in any manner it elects, it being understood, however, that for purposes of this Agreement all determinations hereunder (including, without limitation, the determination of each Bank's funding losses and expenses under Section 3.10) shall be made as if such Bank had actually funded and maintained each LIBOR Loan through the purchase of deposits having a maturity corresponding to the maturity of the applicable Interest Period relating to the applicable LIBOR Loan and bearing an interest rate equal to the applicable LIBOR Rate.

          3.18 Late Payment Fees. If Borrower fails to make any payment of any principal of or interest on any Revolving Credit Loan within ten (10) days after the date the same shall become due and payable, whether by reason of maturity, acceleration or otherwise, in addition to all of the other rights and remedies of the Agent and the Banks under this Agreement and at law or in equity, Borrower shall pay the Agent for the ratable benefit of the Banks on demand with respect to each such late payment a late fee in an amount equal to the greater of $100.00 or five percent (5%) of the amount of each such late payment.

          3.19 Computation of Interest. Interest on Floating Rate Loans hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). Interest on LIBOR Loans shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed, calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof.

          3.20 Maturity. All Revolving Credit Loans not paid prior to August 31, 1997, together with all accrued and unpaid interest thereon and all fees and other amounts owing by Borrower to the Banks with respect thereto, shall be due and payable on August 31, 1997.

          3.21 Sharing of Payments. The Banks agree among themselves that, in the event that any of the Banks shall directly or indirectly obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, banker's lien or counterclaim, through the realization, collection, sale or liquidation of any collateral or otherwise) on account of or in respect of any of the Loans or any of the other Borrower's Obligations in excess of its Pro Rata Share of all such payments, such Bank(s) shall immediately purchase from the other Bank(s) participations in the Loans or other Borrower's Obligations owed to such other Bank(s) in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that the Banks share such payment ratably in accordance with their respective Pro Rata Shares of the outstanding Loans and other Borrower's Obligations. The Banks further agree among themselves that if any such excess payment to a Bank shall be rescinded or must otherwise be restored, the other Bank(s) which shall have shared the benefit of such payment shall, by repurchase of participation theretofore sold, or otherwise, return its share of that benefit to the Bank whose payment shall have been rescinded or otherwise restored. Borrower agrees that any Bank(s) so purchasing a participation in the Loans or other Borrower's Obligations owed to the other Bank(s) may exercise all rights of set-off, banker's lien and/or counterclaim as fully as if such Bank(s) were a holder of such Loan or other Borrower's Obligations in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law any of the Banks receives a secured claim in lieu of a set-off to which this Section 3.21 would apply, such Bank(s) shall, to the extent practicable, exercise their rights in respect of such secured claim in a manner consistent with the rights of the Bank(s) entitled under this Section 3.21 to share in the benefits of any recovery of such secured claim.

SECTION 4.  LETTERS OF CREDIT.

          4.01 Letter of Credit Commitment. (a) Subject to the terms and conditions of this Agreement and so long as no Default or Event of Default under this Agreement has occurred and is continuing (provided, however, that Mercantile shall have no liability to any of the other Banks for issuing a Letter of Credit while a Default or Event of Default under this Agreement has occurred and is continuing unless Mercantile, prior to issuing such Letter of Credit, had received notice in writing from Borrower or any of the other Banks of the occurrence and continuance of such Default or Event of Default or Mercantile otherwise had actual knowledge of the occurrence and continuance of such Default or Event of Default), during the Letter of Credit Period, Mercantile hereby agrees to issue irrevocable commercial and/or standby letters of credit for the account of Borrower (individually, a "Letter of Credit" and collectively, the "Letters of Credit") (the "Letter of Credit Commitment") in an amount and for the term specifically requested by Borrower by notice in writing to Mercantile in the form of Exhibit B attached hereto and incorporated herein by reference (a "Letter of Credit Request") at least three (3) Domestic Business Days prior to the requested issuance thereof; provided, however, that:

                    (i) Borrower shall have executed and
delivered to Mercantile a Letter of Credit Application with respect to such Letter of Credit;

                    (ii) the term of any such Letter of Credit shall not extend beyond the date one (1) year after the date of issuance thereof;

                    (iii) any Letter of Credit may only be
utilized to guaranty the payment of obligations of Borrower or any Subsidiary to third parties;

                    (iv) the Total Outstandings shall not at any one time exceed the total Commitments of all of the Banks as of such time;

                    (v) the sum of (A) the aggregate undrawn face amount of all outstanding Letters of Credit plus (B) the aggregate principal amount of all outstanding Letter of Credit Loans shall not at any one time exceed the lesser of (A) the total Commitments of all of the Banks as of such time or (B) $9,000,000.00; and

                    (vi) the text of any such Letter of Credit is provided to Mercantile no less than three (3) Domestic Business Days prior to the requested issuance date, which text must be acceptable to Mercantile in its sole and absolute discretion.

               (b) The acceptance or payment of drafts under each Letter of Credit shall be made in accordance with the terms thereof and, in that connection, Mercantile shall be entitled to honor any drafts and accept any documents presented to it by the beneficiary of such Letter of Credit in accordance with the terms of such Letter of Credit and believed in good faith by Mercantile to be genuine. Mercantile shall not have any duty to inquire as to the accuracy or authenticity of any draft or other drawing document that may be presented to it other than the duties contemplated by the applicable Letter of Credit Application. If Mercantile shall have received documents that in its good faith judgment constitute all of the documents that are required to be presented before payment or acceptance of a draft under a Letter of Credit, it shall be entitled to pay or accept such draft provided such documents conform on their face to the requirements of such Letter of Credit.

               (c) In the event of any payment by Mercantile of a draft presented or accepted under a Letter of Credit, Borrower agrees to pay to Mercantile in immediately available funds at the time of such drawing an amount equal to the sum of such drawing plus Mercantile's customary negotiation, processing and other fees related thereto. Borrower hereby authorizes Mercantile to charge or cause to be charged Borrower's bank accounts at Mercantile to the extent there are balances of immediately available funds therein, in an amount equal to the sum of such drawing plus Mercantile's customary negotiation, processing and other fees related thereto, and Borrower agrees to pay the amount of any such drawing (and/or Mercantile's customary negotiation, processing and other fees related thereto) not so charged prior to the close of business of Mercantile on the day of such drawing. In the event any payment under a Letter of Credit is made by Mercantile prior to receipt of payment from Borrower, such payment by Mercantile shall constitute a loan (a "Letter of Credit Loan") by Mercantile to Borrower, payable on demand of Mercantile. Borrower agrees to pay interest on demand of Mercantile on any unpaid Letter of Credit Loan at a rate per annum equal to Two Percent (2%) over and above the Floating Rate until such Letter of Credit Loan is paid in full, calculated on an actual day, 360-day year basis.

               (d) Borrower hereby further agrees to pay to the order of Mercantile:

                    (i) with respect to each Letter of Credit which is a standby Letter of Credit, a nonrefundable issuance fee in the amount of $125.00 and with respect to each Letter of Credit which is a commercial Letter of Credit, a nonrefundable issuance fee in the amount of $135.00 (the "Letter of Credit Issuance Fees"), which Letter of Credit Issuance Fees shall be due and payable on the date of issuance of each such Letter of Credit;

                    (ii) with respect to each Letter of Credit which is a standby Letter of Credit, a nonrefundable commitment fee in an amount equal to Three-Quarters of One Percent (3/4%) per annum (calculated on an actual day, 360-day year basis) of the face amount (taking into account any scheduled increases or decreases therein during the period in question) of each such Letter of Credit ("Letter of Credit Commitment Fee"), which Letter of Credit Commitment Fee shall be due and payable annually in advance on the date of issuance of each such Letter of Credit and on each anniversary date of such Letter of Credit;

                    (iii) with respect to each Letter of Credit which is a commercial Letter of Credit, a nonrefundable negotiation fee in an amount equal to Three-Eighths of One Percent (3/8%) of the amount of each draw on each such Letter of Credit ("Letter of Credit Negotiation Fee"), which Letter of Credit Negotiation Fee shall be due and payable on the date of each draw of each such Letter of Credit; and

                    (iv) with respect to each Letter of Credit, such other fees as may be charged by Mercantile from time to time in accordance with Mercantile's published schedule of fees in effect from time to time, which fees shall be due and payable on demand by Mercantile.

          4.02 Existing Letters of Credit. Notwithstanding any provision contained in this Agreement to the contrary, (i) all references in this Agreement to Letters of Credit shall include the irrevocable standby and commercial letters of credit listed on Schedule 4.02 attached hereto which have heretofore been issued by Mercantile for the account of Borrower (the "Existing Letters of Credit") and (ii) all references in this Agreement to the Letter of Credit Applications shall include the applications and agreements for irrevocable standby and commercial letters of credit heretofore executed by Borrower, as account party, with respect to the Existing Letters of Credit.

          4.03 Participation by Other Banks. Upon the issuance of a Letter of Credit by Mercantile, an undivided participation interest therein (including, without limitation, an undivided participation interest in the reimbursement risk relating to such Letter of Credit, in all payments and Letter of Credit Loans made by Mercantile in connection with such Letter of Credit and in all collateral securing such Letter of Credit and/or such Letter of Credit Loans) shall automatically be granted by Mercantile to and accepted by each of the other Banks in an amount based on each such other Bank's Pro Rata Share of the face amount of such Letter of Credit, which participation shall be evidenced by a single Letter of Credit Participation Certificate executed by Mercantile in favor of such Bank in the form attached hereto as Exhibit E and incorporated herein by reference. If Mercantile shall make payment on any draft presented or accepted under a Letter of Credit, Mercantile shall give notice of such payment to the other Banks, and each of the other Banks hereby authorizes and requests Mercantile to advance for their respective accounts, pursuant to the terms hereof, their respective shares of any such payment based upon their respective Pro Rata Shares. If such drawing is not paid by Borrower in immediately available funds prior to the close of business of Mercantile on the date of such drawing, Mercantile shall promptly so notify the other Banks and each of the other Banks agrees to immediately reimburse Mercantile in immediately available funds for its Pro Rata Share of the amount of such drawing, plus interest calculated on its Pro Rata Share of such amount at a rate per annum equal to Two Percent (2%) over and above the Floating Rate calculated from the date of such payment by Mercantile to but excluding the date of reimbursement by such other Bank and on an actual-day, 360-day year basis (and upon such payment (including any required interest), such Bank's participation in the resulting Letter of Credit Loan shall be dated the date such drawing was paid by Mercantile and not the date such Bank reimbursed Mercantile for its Pro Rata Share of such drawing). Each of the other Banks will be entitled to its Pro Rata Share of any Letter of Credit

Commitment Fees and any Letter of Credit Negotiation Fees paid by Borrower, but such other Banks shall have no right to share in any Letter of Credit Issuance Fees or any other fees paid by Borrower to Mercantile in connection with any of the Letters of Credit.

          4.04 Replacement or Collateralization of Letters of Credit. Notwithstanding any provision contained in this Agreement or any of the Letter of Credit Applications to the contrary: (a) if any of the Letters of Credit remain outstanding on the last day of the Letter of Credit Period, Borrower shall, on or before 12:00 noon (St. Louis time) on the last day of the Letter of Credit Period, (i) surrender the originals of the applicable Letter(s) of Credit to Mercantile for cancellation or
(ii) provide Mercantile with cash collateral (or other collateral acceptable to Mercantile in its sole and absolute discretion) in an amount at least equal to the aggregate undrawn face amount of all Letter(s) of Credit which remain outstanding at such time and execute and deliver to Mercantile such agreements as Mercantile may require to grant Mercantile a first priority perfected security interest in such cash or other collateral; and (b) upon the occurrence of any Event of Default under this Agreement (including, without limitation, Borrower's failure to comply with the requirements of clause (a) above), at Mercantile's option and without demand or further notice to Borrower, an amount equal to the aggregate undrawn face amount of all Letter(s) of Credit then outstanding shall be deemed (as between Mercantile and Borrower) to have been paid or disbursed by Mercantile (notwithstanding that such amounts may not in fact have been so paid or disbursed by Mercantile), and a Letter of Credit Loan to Borrower in such amount to have been made and accepted by Borrower, which Letter of Credit Loan shall be immediately due and payable. In lieu of the foregoing, at the election of Mercantile, Borrower shall, upon Mercantile's demand, deliver to Mercantile cash, or other collateral acceptable to Mercantile in its sole and absolute discretion, having a value, as determined by Mercantile, at least equal to aggregate undrawn face amount of all outstanding Letters of Credit. Any such collateral and/or any amounts received by Mercantile in payment of the Letter of Credit Loan made pursuant to this Section 4.04 shall be held by Mercantile in a separate account at Mercantile appropriately designated as a cash collateral account in relation to this Agreement and the Letters of Credit and retained by Mercantile as collateral security for the payment of the Borrower's Obligations. Cash amounts delivered to Mercantile pursuant to the foregoing requirements of this Section 4.04 shall be invested, at the request and for the account of Borrower, in investments of a type and nature and with a term acceptable to Mercantile. Such amounts, including in the case of cash amounts invested in the manner set forth above, any investment realized thereon, shall not be used by Mercantile to pay any amounts drawn or paid under or pursuant to any Letter of

Credit, but may be applied to reimburse Mercantile for drawings or payments under or pursuant to the Letters of Credit which Mercantile has paid, or if no such reimbursement is required to the payment of such other of Borrower's Obligations as Mercantile shall determine. Any amounts remaining in any cash collateral account established pursuant to this Section 4.04 after the payment in full of all of the Borrower's Obligations and the expiration or cancellation of all of the Letters of Credit shall be returned to Borrower (after deduction of Mercantile's expenses, if any).

SECTION 5.  PRECONDITIONS TO LOANS AND LETTERS OF CREDIT.

          5.01 Initial Revolving Credit Loan or Letter of Credit. Notwithstanding any provision contained herein to the contrary, none of the Banks shall have any obligation to make the initial Revolving Credit Loan hereunder and Mercantile shall have no obligation to issue the initial Letter of Credit hereunder unless the Agent shall have first received:

               (a) this Agreement, executed by a duly authorized officer of Borrower;

               (b) the Notes, each executed by a duly authorized officer of Borrower;

               (c) a copy of resolutions of the Board of Directors of Borrower, duly adopted, which authorize the execution, delivery and performance of this Agreement, the Notes, the Letter of Credit Application(s) and the other Transaction Documents, certified by the Secretary of Borrower;

               (d) a copy of the Certificate of Incorporation of Borrower, including any amendments thereto, certified by the Secretary of State of the State of Delaware;

               (e) a copy of the By-Laws of Borrower, including any amendments thereto, certified by the Secretary of Borrower;

               (f) an incumbency certificate, executed by the Secretary of Borrower, which shall identify by name and title and bear the signatures of all of the officers of Borrower executing any of the Transaction Documents;

               (g) certificates of corporate good standing of Borrower issued by the Secretaries of State of the States of Delaware and Missouri;

               (h) an opinion of counsel of Husch & Eppenberger, independent counsel for Borrower, in the form of Exhibit F attached hereto and incorporated herein by reference;

               (i) the Notice of Borrowing required by Section
          3.02 and/or the Letter of Credit Request and the Letter of Credit Application required by Section 4.01(a), as the case may be;

               (j) a letter agreement executed by Borrower terminating its right to obtain any additional loans or letters of credit under its existing revolving credit facility with Mercantile;

               (k) a letter agreement executed by Consumer
          Programs Incorporated, a Subsidiary of Borrower, terminating its right to obtain any additional loans or letters of credit under its existing line of credit facility with Mercantile;

               (l) a letter agreement executed by Consumer
          Programs Incorporated, a Subsidiary of Borrower, terminating its right to obtain any additional loans or letters of credit under its existing line of credit facility with Harris Trust and Saving Bank;

               (m) evidence in form and substance satisfactory to the Agent that the Revolving Credit Note of Borrower dated August 31, 1993, and payable to the order of Mercantile in the principal amount of $25,000,000.00, as amended, has been paid in full;

               (n) evidence in form and substance satisfactory to the Agent that the Demand Note of Consumer Programs Incorporated, a Subsidiary of Borrower, dated April
          27, 1995, and payable to the order of Mercantile in the principal amount of $5,000,000.00 has been paid in full;

               (o) evidence in form and substance satisfactory to the Agent that the Demand Note of Consumer Programs Incorporated, a Subsidiary of Borrower, dated April 27, 1995, and payable to the order of Harris Trust and Savings Bank in the principal amount of $5,000,000.00 has been paid in full; and

               (p) such other agreements, documents, instruments and certificates as the Agent or any of the Banks may reasonably request.

          5.02 All Revolving Credit Loans. Notwithstanding any provision contained herein to the contrary, none of the Banks shall have any obligation to make any Revolving Credit Loan hereunder unless:

               (a) the Agent shall have received a Notice of Borrowing for such Revolving Credit Loan as required by
          Section 3.02;

               (b) on the date of and immediately after such Revolving Credit Loan, no Default or Event of Default under this Agreement shall have occurred and be continuing;

               (c) no material adverse change in the Properties, assets, liabilities, business, operations, prospects, income or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole shall have occurred since the date of this Agreement and be continuing; and

               (d) all of the representations and warranties of Borrower contained in this Agreement shall be true and correct in all material respects on and as of the date of such Revolving Credit Loan as if made on and as of the date of such Revolving Credit Loan (and for purposes of this Section 5.02(d), the representations and warranties made by Borrower in Section 6.04 shall be deemed to refer to the most recent financial statements of Borrower delivered to the Banks pursuant to Section 7.01(a)).

          Each request for a Revolving Credit Loan by Borrower hereunder shall be deemed to be a representation and warranty by Borrower on the date of such Revolving Credit Loan as to the facts specified in clauses (b), (c) and (d) of this Section 5.02.

          5.03 All Letters of Credit. Notwithstanding any provision contained herein to the contrary, Mercantile shall have no obligation to issue any Letter of Credit hereunder unless:

               (a) Mercantile shall have received a Letter of Credit Request for such Letter of Credit as required by
          Section 4.01(a);

               (b) Mercantile shall have received a Letter of Credit Application for such Letter of Credit as required by Section 4.01(a), duly executed by an authorized officer of Borrower as account party;

               (c) Borrower shall have complied with all of the procedures and requirements set forth in Section 4.01;

               (d) on the date of and immediately after the issuance of such Letter of Credit, no Default or Event of Default under this Agreement shall have occurred and be continuing;

               (e) no material adverse change in the Properties, assets, liabilities, business, operations, prospects, income or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole shall have occurred since the date of this Agreement and be continuing;

               (f) all of the representations and warranties of Borrower contained in this Agreement shall be true and correct in all material respects on and as of the date of the issuance of such Letter of Credit as if made on and as of the date of the issuance of such Letter of Credit(and for purposes of this Section 5.03(f), the representations and warranties made by Borrower in
          Section 6.04 shall be deemed to refer to the most recent financial statements of Borrower delivered to the Banks pursuant to Section 7.01(a)); and

               (g) Mercantile shall have received such other documents, certificates and agreements as it may reasonably request.

Each request for the issuance of a Letter of Credit by Borrower hereunder shall be deemed to be a representation and warranty by Borrower on the date of the issuance of such Letter of Credit as to the facts specified in clauses (d), (e) and (f) of this
Section 5.03.

SECTION 6.  REPRESENTATIONS AND WARRANTIES.

          Borrower represents and warrants to the Agent and each of the Banks that:

          6.01 Corporate Existence and Power.  Borrower and each
Subsidiary: (a) is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) has all requisite corporate powers and all material governmental and regulatory licenses, authorizations, consents and approvals required to carry on its business as now conducted; and (c) is duly qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure to so qualify could reasonably be expected to have a Material Adverse Effect.

          6.02 Corporate Authorization. The execution, delivery and performance by Borrower of this Agreement, the Notes, the

Letter of Credit Application(s) and the other Transaction
Documents are within the corporate powers of Borrower and have been duly authorized by all necessary corporate action.

          6.03 Binding Effect. This Agreement, the Notes, the Letter of Credit Application(s) and the other Transaction Documents executed prior to or contemporaneously with the execution of this Agreement have been duly executed and delivered by Borrower and constitute the legal, valid and binding obligations of Borrower enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and the Letter of Credit Application(s) and the other Transaction Documents not executed prior to or contemporaneously with the execution of this Agreement, when executed and delivered in accordance with this Agreement, will constitute the legal, valid and binding obligations of Borrower enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          6.04 Financial Statements. Borrower has furnished each of the Banks with the following financial statements, identified by the principal financial officer of Borrower: (1) consolidated and consolidating balance sheets and statements of income, retained earnings and cash flows of Borrower and its Subsidiaries as of February 4, 1995, all certified by Borrower's independent certified public accountants, which financial statements have been prepared in accordance with GAAP; and (2) unaudited consolidated and consolidating balance sheets and statements of income, retained earnings and cash flows of Borrower and its Subsidiaries as of April 29, 1995, certified by the principal financial officer of Borrower as being true and correct to the best of his knowledge and as being prepared in accordance with GAAP. Borrower further represents and warrants to Bank that:
(1) said balance sheets and their accompanying notes fairly present the condition of Borrower and its Subsidiaries as of the dates thereof; (2) there has been no material adverse change in the Properties, assets, business, operations or condition, financial or otherwise, of Borrower and its Subsidiaries taken as a whole since April 29, 1995; and (3) neither Borrower nor any of its Subsidiaries has any direct or contingent liabilities which are not disclosed on said financial statements or the notes thereto (to the extent such disclosure is required by GAAP).

          6.05 Litigation. Except as disclosed on Schedule 6.05 attached hereto, there is no action or proceeding pending or, to the knowledge of Borrower, threatened against or affecting Borrower or any Subsidiary before any court, arbitrator or any governmental, regulatory or administrative body, agency or official which could reasonably be expected to have a Material Adverse Effect, and neither Borrower nor any Subsidiary is in default with respect to any order, writ, injunction, decision or decree of any court, arbitrator or any governmental, regulatory or administrative body, agency or official, a default under which could reasonably be expected to have a Material Adverse Effect.

          6.06 Pension and Welfare Plans. Each Pension Plan complies in all material respects with all applicable statutes and governmental rules and regulations; no Reportable Event has occurred and is continuing with respect to any Pension Plan; neither Borrower nor any ERISA Affiliate nor any Subsidiary has withdrawn from any Multiemployer Plan in a "complete withdrawal" or a "partial withdrawal" as defined in Sections 4203 or 4205 of ERISA, respectively; no steps have been instituted by Borrower, any ERISA Affiliate or any Subsidiary to terminate any Pension Plan; no condition exists or event or transaction has occurred in connection with any Pension Plan or Multiemployer Plan which could result in the incurrence by Borrower, any ERISA Affiliate or any Subsidiary of any material liability, fine or penalty; and neither Borrower nor any ERISA Affiliate nor any Subsidiary is a "contributing sponsor" as defined in Section 4001(a)(13) of ERISA of a "single-employer plan" as defined in Section 4001(a)(15) of ERISA which has two or more contributing sponsors at least two of whom are not under common control. Except as disclosed on
Schedule 6.06 attached hereto, neither Borrower nor any Subsidiary has any contingent liability with respect to any "employee welfare benefit plan", as such term is defined in
Section 3(1) of ERISA, which covers retired employees and their beneficiaries.

          6.07 Tax Returns and Payment.  Except as disclosed on
Schedule 6.07 attached hereto, Borrower and its Subsidiaries have filed all Federal, state, local and other tax returns which are required to be filed and have paid all taxes which have become due pursuant to such returns and all other taxes, assessments, fees and other governmental charges upon Borrower and its Subsidiaries and upon their respective Properties, assets, income and franchises which have become due and payable by Borrower or any of its Subsidiaries, except those (a) wherein the amount, applicability or validity are being contested by Borrower or any such Subsidiary by appropriate proceedings being diligently conducted in good faith and in respect of which adequate reserves in accordance with GAAP have been established or (b) the nonpayment of which (i) by the Borrower or any Subsidiary was not willful and (ii) could not reasonably expected to result in a Material Adverse Effect. All material tax liabilities of Borrower and its Subsidiaries were adequately provided for as of April 29, 1995, and are now so provided for on the books of

Borrower and its Subsidiaries.  Except as disclosed on Schedule
6.07 attached hereto, there is no proposed, asserted or assessed tax deficiency against Borrower or any of its Subsidiaries which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

          6.08 Subsidiaries. Borrower has no Subsidiaries other than as identified on Schedule 6.08 attached hereto, as the same may from time to time be amended, modified or supplemented as provided herein. Schedule 6.08 attached hereto correctly sets forth, for each Subsidiary, the number of shares of each class of common and preferred stock authorized for such Subsidiary, the number of outstanding and the percentage of the outstanding shares of each such class owned, directly or indirectly, by Borrower or one or more of its Subsidiaries. The capital stock of Borrower and each of its Subsidiaries is duly authorized, validly issued and fully paid and nonassessable. Except as disclosed on Schedule 6.08 attached hereto, neither Borrower nor any of its Subsidiaries, individually or collectively, owns or holds, directly or indirectly, any capital stock or equity security of, or any equity interest in, any corporation or business other than Borrower's Subsidiaries and other than preferred stock of corporations to the extent permitted by clause
(e) of the definition of Restricted Investment. Borrower may at any time amend, modify or supplement Schedule 6.08 by notifying the Agent and each of the Banks in writing of any changes thereto, including any formation, acquisition, merger or liquidation of Subsidiaries or any change in the capitalization of any Subsidiary, in each case, in accordance with the terms of this Agreement, and thereby the representations and warranties contained in this Section 6.08 shall be amended accordingly so long as such amendment, modification or supplement is made within thirty (30) days after the occurrence of any such changes in the facts stated therein and that such changes reflect transactions that are permitted under this Agreement.

          6.09 Compliance With Other Instruments; None
Burdensome. Neither Borrower nor any Subsidiary is a party to any contract or agreement or subject to any charter or other corporate restriction which has or could reasonably be expected to have a Material Adverse Effect; none of the execution and delivery by Borrower of the Transaction Documents, the consummation of the transactions therein contemplated or the compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Borrower, or any of the provisions of Borrower's Certificate of Incorporation or By-Laws or any of the provisions of any indenture, agreement, document, instrument or undertaking to which Borrower is a party or subject, or by which it or its Property is bound, or conflict with or constitute a default thereunder or result in the creation or imposition of any Lien pursuant to the terms of any such indenture, agreement, document, instrument or undertaking. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental, regulatory, administrative or public body or authority, or any subdivision thereof, or any other Person is required to authorize, or is required in connection with, the execution, delivery or performance of, or the legality, validity, binding effect or enforceability of, any of the Transaction Documents.

          6.10 Debt; Other Loans and Guarantees. Except as disclosed on Schedule 6.10 attached hereto, neither Borrower nor any Subsidiary has any Debt or is a borrower, guarantor or obligor with respect to any loan transactions or Guarantees. Borrower may at any time amend, modify or supplement Schedule
6.10 by notifying the Agent and each of the Banks in writing of any changes thereto, and thereby the representations and warranties contained in this Section 6.10 shall be amended accordingly so long as such amendment, modification or supplement is made within thirty (30) days after the occurrence of any such changes in the facts stated therein and that such changes reflect transactions that are permitted under this Agreement.

          6.11 Labor Matters.  Except as disclosed on Schedule
6.11 attached hereto, (a) no labor contract to which Borrower or any Subsidiary is subject is scheduled to expire during the Term of this Agreement and (b) on the date of this Agreement,
(i) neither Borrower nor any Subsidiary is a party to any labor dispute and (ii) there are no strikes or walkouts relating to any labor contract to which Borrower or any Subsidiary is subject.

          6.12 Title to Property. Borrower and each Subsidiary is the sole and absolute owner of, or has the legal right to use and occupy, all Property it claims to own or which is necessary for Borrower or such Subsidiary to conduct its business.
Borrower and its Subsidiaries enjoy peaceful and undisturbed possession in all material respects under all leases under which they are operating as lessees. Neither Borrower nor any Subsidiary has signed any financing statements, security agreements or chattel mortgages with respect to any of its Property, has granted or permitted any Liens with respect to any of its Property or has any knowledge of any Liens with respect to any of its Property, except as disclosed on Schedule 6.12 attached hereto.

          6.13 Regulation U. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of The Board of Governors of the Federal Reserve System, as amended) and no part of the proceeds of any Revolving Credit Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately (i) to purchase or carry margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock, or to refund or repay indebtedness originally incurred for such purpose or (ii) for any purpose which entails a violation of, or which is inconsistent with, the provisions of any of the Regulations of The Board of Governors of the Federal Reserve System, including, without limitation, Regulations G, U, T or X thereof, as amended. If requested by Bank, Borrower shall furnish to the Agent a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U.

          6.14 Multi-Employer Pension Plan Amendments Act of 1980. Borrower and each Subsidiary is in compliance with the Multi-Employer Pension Plan Amendments Act of 1980, as amended ("MEPPAA"), and has no liability for pension contributions pursuant to MEPPAA.

          6.15 Investment Company Act of 1940; Public Utility Holding Company Act of 1935. Borrower is not an "investment company" as that term is defined in, and is not otherwise subject to regulation under, the Investment Company Act of 1940, as amended. Borrower is not a "holding company" as that term is defined in, and is not otherwise subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

          6.16 Patents, Licenses, Trademarks, Etc. Borrower and each Subsidiary possesses all necessary patents, licenses, trademarks, trademark rights, trade names, trade name rights and copyrights to conduct its business without material conflict with any patent, license, trademark, trade name or copyright of any other Person.

          6.17 Environmental and Safety and Health Matters. Except as disclosed on Schedule 6.17 attached hereto: (i) the operations of Borrower and each Subsidiary comply in all material respects with (A) all applicable Environmental Laws and (B) all applicable Occupational Safety and Health Laws; (ii) none of the operations of Borrower or any Subsidiary are subject to any Environmental Claim or any judicial, governmental, regulatory or administrative proceeding alleging the violation of any Occupational Safety and Health Law, which, if adversely determined, could reasonably be expected to have a Material Adverse Effect; (iii) to the best of Borrower's knowledge, none of the operations of Borrower or any Subsidiary is the subject of any Federal or state investigation evaluating whether any remedial action is needed to respond to any unsafe or unhealthful condition at any premises of Borrower or such Subsidiary;
(iv) neither Borrower nor any Subsidiary has filed any notice under any Environmental Law or Occupational Safety and Health Law indicating or reporting (A) any past or present spillage, disposal or Release into the environment of, or treatment, storage or disposal of, any Hazardous Substance or any other hazardous, toxic or dangerous waste, substance or constituent or other substance or (B) any unsafe or unhealthful condition at any premises of Borrower or such Subsidiary; and (v) neither Borrower nor any Subsidiary has any known material contingent liability in connection with (A) any spillage, disposal or Release into the environment of, or otherwise with respect to, any Hazardous Substances or any other hazardous, toxic or dangerous waste, substance or constituent or other substance or (B) any unsafe or unhealthful condition at any premises of Borrower or such Subsidiary.

          6.18 Disclosure. Neither this Agreement nor any of the Exhibits or Schedules hereto nor any certificate or other data furnished to the Agent or any of the Banks in writing by or on behalf of Borrower in connection with the transactions contemplated by this Agreement contains any untrue or incorrect statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading. To the best knowledge of Borrower, there is no fact peculiar to Borrower or any of its Subsidiaries which presently has a Material Adverse Effect or in the future (so far as Borrower can now reasonably foresee) could reasonably be expected to have a Material Adverse Effect, which has not heretofore been disclosed by Borrower to the Agent and each of the Banks.

SECTION 7.  COVENANTS.

          7.01 Affirmative Covenants of Borrower. Borrower covenants and agrees that, so long as (i) any of the Banks has any obligation to make any Loan hereunder, (ii) Mercantile has any obligation to issue any Letter of Credit hereunder, (iii) any Letter of Credit remains outstanding or (iv) any of Borrower's Obligations remain unpaid:

          (a) Information.  Borrower will deliver to each of the
Banks:

               (i) as soon as available and in any event within ninety (90) days after the end of each fiscal year of
          Borrower: (A) consolidated and consolidating balance sheets of Borrower and its consolidated subsidiaries (as determined in accordance with GAAP) as of the end of such fiscal year and the related consolidated and consolidating statements of income, retained earnings and cash flows for such fiscal year, setting forth in each case, in comparative form, the figures for the previous fiscal year, all such financial statements to be prepared in accordance with GAAP consistently applied and reported on by and accompanied by the unqualified opinion of independent certified public accountants of nationally recognized standing selected by Borrower and reasonably acceptable to the Required

          Banks together with (1) a certificate from such accountants to the effect that, in making the examination necessary for the signing of such annual audit report, such accountants have not become aware of any Default or Event of Default that has occurred and is continuing, or, if such accountants have become aware of any such event, describing it and the steps, if any, being taken to cure it and (2) the computations of such accountants evidencing Borrower's compliance with the financial covenants contained in Sections 7.01(k), 7.01(l), 7.01(m), 7.02(a), 7.02(b), 7.02(c),
          7.02(d), 7.02(e) and 7.02(g) of this Agreement (such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any Default or Event of Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards); provided, however, that delivery pursuant to Section 7.01(a)(iii)below of copies of the Annual Report on Form 10-K of Borrower for such fiscal year filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.01(a)(i) with respect to consolidated and, so long as such Annual Report on Form 10-K is prepared, as to business segment information, in the same amount of detail as the Annual Report on Form 10-K for Borrower's fiscal year ended February 4, 1995, consolidating financial statements; and (B) consolidated and consolidating balance sheets of Borrower and its Subsidiaries as of the end of such fiscal year and the related consolidated and consolidating statements of income, retained earnings and cash flows for such fiscal year, including a column identifying the items added to or subtracted from the consolidated and consolidating financial statements delivered pursuant to clause (A) immediately above, all in reasonable detail and satisfactory in form to the Required Banks and certified as to fairness of presentation, GAAP and consistency by the principal financial officer of Borrower;

               (ii) as soon as available and in any event within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of
          Borrower: (A) consolidated balance sheets of Borrower and its consolidated subsidiaries (as determined in accordance with GAAP) as of the end of such fiscal quarter and the related consolidated statements of income, retained earnings and cash flows for such fiscal quarter and for the portion of Borrower's fiscal year ended at the end of such fiscal quarter, setting forth in each case in comparative form, the figures for the corresponding fiscal quarter and the corresponding portion of Borrower's previous fiscal year, all in reasonable detail and satisfactory in form to the Required Banks and certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by the principal financial officer of Borrower; provided, however, that delivery pursuant to
          Section 7.01(a)(iii) below of copies of the Quarterly Report on Form 10-Q of Borrower for such fiscal quarter filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.01(a)(ii) with respect to consolidated financial statements; and (B) consolidated balance sheets of Borrower and its Subsidiaries as of the end of such fiscal quarter and the related consolidated statements of income, retained earnings and cash flows for such fiscal quarter and for the portion of Borrower's fiscal year ended at the end of such fiscal quarter, including a column identifying the items added to or subtracted from the consolidated financial statements delivered pursuant to clause (A) immediately above, all in reasonable detail and satisfactory in form to the Required Banks and certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by the principal financial officer of Borrower;

               (iii) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as Borrower or any Subsidiary shall send to its public stockholders and copies of all registration statements (without exhibits) and all reports which Borrower or any Subsidiary files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);

               (iv) simultaneously with the delivery of each set of financial statements referred to in clauses (i) and
          (ii) above, a certificate of the principal financial officer of Borrower in the form attached hereto as Exhibit G and incorporated herein by reference, accompanied by supporting financial work sheets where appropriate, (A) evidencing Borrower's compliance with the financial covenants contained in Sections 7.01(k), 7.01(l), 7.01(m), 7.02(a), 7.02(b), 7.02(c), 7.02(d),
          7.02(e) and 7.02(g) of this Agreement, (B) stating whether there exists on the date of such certificate any Default or Event of Default and, if any Default or Event of Default then exists, setting forth the details thereof and the action which Borrower is taking or proposes to take with respect thereto and

          (C) certifying that all of the representations and warranties of Borrower contained in this Agreement are true and correct in all material respects on and as of the date of such certificate as if made on and as of the date of such certificate;

                (v) promptly upon receipt thereof, any reports submitted to Borrower or any Subsidiary (other than reports previously delivered pursuant to Sections 701(a)(i) and (ii) above) by independent accountants in connection with any annual, interim or special audit made by them of the books of Borrower or any Subsidiary;

               (vi) as soon as available and in any event within ninety (90) days after the beginning of each fiscal year of Borrower, consolidated balance sheet, income statement and cash flow projections for Borrower and its Subsidiaries for such fiscal year and the succeeding one (1) year period, all in form and detail reasonably acceptable to the Required Banks; and

               (vii) with reasonable promptness, such further information regarding the business, affairs and financial condition of Borrower or any Subsidiary as the Agent or any of the Banks may from time to time reasonably request.

          Each of the Banks is hereby authorized to deliver a copy of any financial statement or other information made available by Borrower or any Subsidiary to any regulatory authority having jurisdiction over such Bank pursuant to any request therefor.

          (b) Payment of Indebtedness. Borrower will, and will cause each Subsidiary to, (i) pay any and all Indebtedness payable or Guaranteed by Borrower or such Subsidiary, as the case may be, and any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) in accordance with the agreement, document or instrument relating to such Indebtedness or Guarantee and
(ii) faithfully perform, observe and discharge all covenants, conditions and obligations which are imposed upon Borrower or such Subsidiary, as the case may be, by any and all agreements, documents and instruments evidencing, securing or otherwise relating to such Indebtedness or Guarantee.

          (c) Consultations and Inspections. Borrower will permit, and will cause each Subsidiary to permit, the Agent and each of the Banks (and any Person appointed by the Agent or any of the Banks to whom Borrower does not reasonably object) to discuss the affairs, finances and accounts of Borrower and each

Subsidiary with the officers of Borrower and each Subsidiary and their independent public accountants, all at such reasonable times and as often as the Agent or any of the Banks may from time to time reasonably request. Borrower will also permit, and will cause each Subsidiary to permit, inspection of its Properties, books and records by the Agent and each of the Banks during normal business hours and at other reasonable times. Borrower will reimburse the Agent and each of the Banks upon demand for all costs and expenses incurred by the Agent or any of the Banks in connection with any such inspection conducted by the Agent or any of the Banks during the continuance of any Default or Event of Default under this Agreement.

          (d) Payment of Taxes; Payment of Claims; Corporate
Existence; Maintenance of Properties; Insurance. Borrower will, and will cause each Subsidiary to:

               (i) duly file all Federal, state and local income tax returns and all other tax returns and reports of Borrower and each Subsidiary which are required to be filed and duly pay and discharge promptly all taxes, assessments and other governmental charges imposed upon it or any of its income, Property or assets before any interest or penalty accrues thereon; provided, however, that neither Borrower nor any Subsidiary shall be required to pay any such tax, assessment or other governmental charge the payment of which is being contested in good faith and by appropriate proceedings being diligently conducted and for which adequate reserves in accordance with GAAP have been provided, except that Borrower and each Subsidiary shall pay or cause to be paid all such taxes, assessments and governmental charges forthwith upon the commencement of proceedings to foreclose any Lien which is attached as security therefor, unless such foreclosure is stayed by the filing of an appropriate bond;

               (ii) promptly pay and discharge (A) all trade accounts payable in accordance with usual and customary business practices and (B) all claims for work, labor or materials which if unpaid might become a Lien upon any Property or assets of Borrower or any Subsidiary; provided, however, that neither Borrower nor any Subsidiary shall be required to pay any such account payable or claim the payment of which is being contested in good faith and by appropriate proceedings being diligently conducted and for which adequate reserves in accordance with GAAP have been provided, except that Borrower and each Subsidiary shall pay or cause to be paid all such accounts payable and claims forthwith upon the commencement of proceedings to foreclose any Lien which is attached as security therefor, unless such foreclosure is stayed by the filing of an appropriate bond;

               (iii) do all things necessary to (A) preserve and keep in full force and effect at all times its corporate existence and all permits, licenses, franchises and other rights material to its business and (B) be duly qualified to do business in all jurisdictions where the nature of its business or its ownership of Property requires such qualification;


               (iv) maintain, preserve and keep its Properties and assets which are used or useful in the conduct of its business (whether owned in fee or a leasehold interest) in good repair and working order and from time to time make all necessary repairs, replacements, renewals and additions so that at all times the efficiency thereof shall be maintained; provided, however, that nothing in this subsection (iv) shall prevent any abandonment of any Property which is not disadvantageous in any material respect to any of the Banks and which, in the good faith opinion of the management of Borrower, is in the best interests of Borrower or such Subsidiary, as the case may be; and

               (v) insure all Property of Borrower and each Subsidiary of the character usually insured by corporations engaged in the same or similar businesses similarly situated, against loss or damage of the kind customarily insured against by such corporations, unless higher limits or coverage are reasonably required in writing by the Required Banks, and carry adequate liability insurance and other insurance of a kind and in an amount generally carried by corporations engaged in the same or similar businesses similarly situated, unless higher limits or coverage are reasonably required in writing by the Required Banks. All insurance required by this Section 7.01(d)(v) shall be with insurers rated A- XII or better by A.M. Best Company (or accorded a similar rating by another nationally or internationally recognized insurance rating agency of similar standing if A.M. Best Company is not then in the business of rating insurers or rating foreign insurers) or such other insurers as may from time to time be reasonably acceptable to the Required Banks. All such insurance may be subject to reasonable deductible amounts. Simultaneously with each delivery of financial statements under Section 7.01(a)(i), Borrower shall deliver to each of the Banks a certificate of a Responsible Officer specifying the details of all insurance then in effect and evidence of the payment of all premiums therefor.

          (e) Accountant. Borrower shall give each of the Banks prompt notice of any change of Borrower's independent certified public accountants and a statement of the reasons for such change. Borrower shall at all times utilize independent certified public accountants of nationally recognized standing reasonably acceptable to the Required Banks.

          (f) ERISA Compliance. If Borrower or any Subsidiary shall have any Pension Plan, Borrower will, and will cause each Subsidiary to, comply with all requirements of ERISA relating to such Pension Plan. Without limiting the generality of the foregoing, Borrower will not, and it will not cause or permit any Subsidiary to:

               (i) permit any Pension Plan maintained by Borrower or such Subsidiary, as the case may be, to engage in any nonexempt "prohibited transaction," as such term is defined in Section 4975 of the Code;

               (ii) permit any Pension Plan maintained by Borrower or such Subsidiary, as the case may be, to incur any "accumulated funding deficiency", as such term is defined in Section 302 of ERISA, 29 U.S.C.
          Section 1082, whether or not waived;

               (iii) terminate any such Pension Plan in a manner which could result in the imposition of a Lien on any Property of Borrower or any Subsidiary pursuant to
          Section 4068 of ERISA, 29 U.S.C. Section 1368; or

               (iv) take any action which would constitute a complete or partial withdrawal from a Multiemployer
          Plan within the meaning of Sections 4203 and 4205 of Title IV of ERISA.

          Notwithstanding any provision contained in this Section 7.01(f) to the contrary, an act by Borrower or any Subsidiary shall not be deemed to constitute a violation of subparagraphs
(i) through (iv) hereof unless the Required Banks determine in good faith that said action, individually or cumulatively with other acts of Borrower and the Subsidiaries of Borrower, has or could reasonably be expected to have a Material Adverse Effect.

          Borrower shall have the affirmative obligation hereunder to report to each of the Banks any of those acts identified in subparagraphs (i) through (iv) hereof, regardless of whether said act has or could reasonably be expected to have a Material Adverse Effect, and failure by Borrower to report such act promptly upon Borrower's becoming aware of the existence thereof shall constitute an Event of Default hereunder.

          (g) Maintenance of Books and Records. Borrower will maintain, and will cause each Subsidiary to maintain, its books and records in accordance with GAAP consistently applied and in which true, correct and complete entries will be made of all of its dealings and transactions.

          (h) Further Assurances. Borrower will execute any and all further agreements, documents and instruments, and take any and all further actions which may be required under applicable law, or which the Agent or any of the Banks may from time to time reasonably request, in order to effectuate the transactions contemplated by this Agreement, the Notes, the Letter of Credit Application(s) and the other Transaction Documents.

          (i) Compliance with Law. Borrower will, and will cause each Subsidiary to, comply with any and all laws, ordinances and governmental and regulatory rules and regulations to which it is subject (including, without limitation, all Occupational Safety and Health Laws and all Environmental Laws) and obtain any and all licenses, permits, franchises and other governmental and regulatory authorizations necessary to the ownership of its Properties or to the conduct of its business, which violation or failure to obtain could reasonably be expected to have a Material Adverse Effect.

          (j) Notices. Borrower will notify each of the Banks in writing of any of the following within two (2) Domestic Business Days after learning of the occurrence thereof, describing the same and, if applicable, the steps being taken by the Person(s) affected with respect thereto:

               (i) Default. The occurrence of any Default or Event of Default under this Agreement or any default or event of default by Borrower, any other Obligor or any Subsidiary under any note, indenture, loan agreement, mortgage, deed of trust, security agreement, lease or other similar agreement, document or instrument to which Borrower, any other Obligor or any Subsidiary, as the case may be, is a party or by which it is bound or to which it is subject;

               (ii) Litigation. The institution of any litigation, arbitration proceeding or governmental or regulatory proceeding affecting Borrower, any other Obligor or any Subsidiary, whether or not considered to be covered by insurance, in which the prayer or claim for relief seeks recovery of an amount in excess of $100,000.00 (or, if no dollar amount is specified in the prayer or claim for relief, in which there is a reasonable likelihood of recovery of an amount in excess of $100,000.00) or any form of equitable relief;

               (iii) Judgment. The entry of any judgment or decree against Borrower, any other Obligor or any Subsidiary;

               (iv) Pension Plans.  The occurrence of a
          Reportable Event with respect to any Pension Plan; the filing of a notice of intent to terminate a Pension Plan by Borrower, any ERISA Affiliate or any Subsidiary; the institution of proceedings to terminate a Pension Plan by the PBGC or any other Person; the withdrawal in a "complete withdrawal" or a "partial withdrawal" as defined in Sections 4203 and 4205, respectively, of ERISA by Borrower, any ERISA Affiliate or any Subsidiary from any Multiemployer Plan; or the incurrence of any material increase in the contingent liability of Borrower or any Subsidiary with respect to any "employee welfare benefit plan" as defined in
          Section 3(1) of ERISA which covers retired employees and their beneficiaries;

               (v) Change of Name. Any change in the name of Borrower, any other Obligor or any Subsidiary;

               (vi) Environmental Matters.  Receipt of any
          Environmental Claim; receipt of any notice that the operations of Borrower, any other Obligor or any Subsidiary are not in compliance in any material respect with any of the requirements of any applicable Environmental Law or Occupational Safety and Health Law; receipt of notice that Borrower, any other Obligor or any Subsidiary is subject to any Federal, state or local investigation evaluating whether any remedial action is needed to respond to the Release of any Hazardous Substances or any other hazardous or toxic waste, substance or constituent or other substance into the environment; or receipt of notice that any of the Properties or assets of Borrower, any other Obligor or any Subsidiary are subject to an "Environmental Lien." For purposes of this Section 7.01(j)(vi), "Environmental Lien" shall mean a Lien in favor of any governmental or regulatory agency, entity, authority or official for (1) any liability under Environmental Laws or (2) damages arising from or costs incurred by any such governmental or regulatory agency, entity, authority or official in response to a Release of any Hazardous Substances or any other hazardous or toxic waste, substance or constituent or other substance into the environment;

               (vii) Material Adverse Change. The occurrence of any material adverse change in the Properties, assets, business, operations, income or condition, financial or otherwise, of Borrower, any other Obligor or any Subsidiary;

               (viii) Change in Line(s) of Business. Any change in Borrower's or any Subsidiary's line(s) of business;

               (ix) Change of Control Event. The occurrence of any Change of Control Event; and

               (x) Other Notices. Any notices required to be provided pursuant to other provisions of this Agreement and notice of the occurrence of such other events as the Agent or the Required Banks may from time to time reasonably specify.

          (k) Consolidated Net Worth. Borrower will at all times keep and maintain a Consolidated Net Worth in an amount not less than the sum of (i) $150,000,000.00 plus (ii) Fifty Percent (50%) of the Consolidated Net Income for each fiscal quarter of Borrower elapsed during the period from February 5, 1995, to and including the last day of the fiscal quarter of Borrower immediately preceding the date of determination hereof, computed on a cumulative basis for said entire period, provided that for purposes of the foregoing calculation, Consolidated Net Income shall be deemed to be zero for any fiscal quarter for which Consolidated Net Income is less than or equal to zero.

          (l) Consolidated Fixed Charge Coverage Ratio. Borrower shall have and maintain a ratio of Adjusted Consolidated Operating Earnings to Consolidated Fixed Charges of at least 2.0 to 1.0 for each period of four (4) consecutive fiscal quarters commencing with the four (4) consecutive fiscal quarter period ending July 22, 1995.

          (m) Consolidated Indebtedness to Consolidated Net Worth
Ratio. Borrower shall at all times have and maintain a ratio of Consolidated Indebtedness to Consolidated Net Worth which is less than or equal to 1.2 to 1.0.

          (n) Covenant to Secure Borrower's Obligations Equally. Borrower will, if it or any Subsidiary shall create or assume any Lien upon any of its Property or assets, whether now owned or hereinafter acquired, other than Permitted Liens (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to Section 10.10 of this Agreement), make or cause to be made effective provision whereby all of the Borrower's Obligations will be secured by such Lien equally and ratably with any and all other Debt thereby secured so long as any such other Debt shall be so secured as evidenced by documentation which is acceptable to the Required Banks.

          (o) Amendment of Note Agreement. Borrower shall provide each of the Banks with a written copy of any proposed amendment to the Note Agreement at least fifteen (15) Domestic Business Days prior to the effective date of such amendment and shall promptly furnish each of the Banks with a copy of each effective amendment to the Note Agreement.

          7.02 Negative Covenants of Borrower. Borrower covenants and agrees that, so long as (i) any of the Banks has any obligation to make any Loan hereunder, (ii) Mercantile has any obligation to issue any Letter of Credit hereunder, (iii) any Letter of Credit remains outstanding or (iv) any of Borrower's Obligations remain unpaid, unless the prior written consent of the Required Banks is obtained:

          (a) Limitations on Debt. Borrower will not create, assume or incur or in any manner be or become liable in respect of any Debt, and will not cause or permit any Subsidiary to create, assume or incur or in any manner be or become liable in respect of any Debt, except:

               (i) the Borrower's Obligations;

               (ii) Debt of any Subsidiary to Borrower or any other Subsidiary;

               (iii) Debt of any Subsidiary to any Person other than Borrower or any other Subsidiary, provided that after giving effect thereto (A) the aggregate principal amount of all Debt described in this Section 7.02(a)(iii) (other than any Debt incurred solely to purchase or otherwise acquire or construct Property) does not exceed five percent (5%) of Consolidated Capitalization and (B) the aggregate principal amount of all Debt described in this Section 7.02(a)(iii) (including all Debt incurred solely to purchase or otherwise acquire or construct Property) does not exceed ten percent (10%) of Consolidated Capitalization;

               (iv) other Debt of Borrower, provided that after giving effect thereto (A) the aggregate principal amount of Consolidated Funded Debt does not exceed forty percent (40%) of Adjusted Consolidated Capitalization and (B) the aggregate principal amount of Consolidated Debt does not exceed forty-five percent (45%) of Adjusted Consolidated Capitalization.

Any corporation which becomes a Subsidiary after the date hereof shall for all purposes of this Section 7.02(a) be deemed to have created, assumed or incurred at the time it becomes a Subsidiary all Debt of such corporation existing immediately after it becomes a Subsidiary. Any Debt of Borrower or a Subsidiary to a former Subsidiary shall be deemed to have been created, assumed or incurred immediately after such Subsidiary is no longer a Subsidiary.

          (b) Maintenance of Cash Balances. Borrower shall not permit its Available Cash to be less than $20,000,000.00 at any time.

          (c) Limitation on Liens. Borrower will not, and will not cause or permit any Subsidiary to, create or incur, or suffer to be incurred or to exist, any Lien on any of its or their Property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom (whether or not provision is made for the equal and ratable securing of the Borrower's Obligations in accordance with the provisions of Section 7.01(n), except for Permitted Liens.

          (d) Limitations on Restriction on Distributions from Subsidiaries. Borrower will not, and will not cause or permit any Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction, except any such restrictions existing on the date of this Agreement and listed on Schedule 7.02(d) attached hereto, on the ability of any Subsidiary to: (i) pay dividends or make any other distributions on such Subsidiary's Capital Stock or any other interest or participation in such Subsidiary's profits;
(ii) pay any Debt owed by such Subsidiary to Borrower or to any other Subsidiary; (iii) make any loans, advances or capital contributions to Borrower or to any other Subsidiary; or (iv) sell, lease or transfer any of its Property or assets to Borrower or to any other Subsidiary.

          (e) Limitation on Restricted Payments and Restricted Investments. Borrower will not make, pay or declare, or commit to make, pay or declare, any Restricted Payment, and Borrower will not, and it will not cause or permit any Subsidiary to, make, pay or declare, or commit to make, pay or declare, any Restricted Investment if, immediately after giving effect to such proposed Restricted Payment or Restricted Investment, (i) a Default or Event of Default would exist, (ii) Borrower would not be able to incur at least $1.00 of additional Funded Debt pursuant to the provisions of Section 7.02(a)(iv) or (iii) the aggregate amount of all Restricted Payments and Restricted Investments made or committed to by Borrower and its Subsidiaries after the date of this Agreement, including the Restricted Payment and/or Restricted Investment in question, would exceed the sum of: (A) $4,662,271.00 plus (B) 50% of Consolidated Net

Income for each completed fiscal year of Borrower ended after February 5, 1995, plus (C) Net Proceeds from the sale or other issuance on or after February 5, 1995, of Qualified Stock minus
(D) 100% of any Consolidated Net Loss for any completed fiscal year of Borrower ended after February 5, 1995; provided, however, that, so long as no Default or Event of Default under this Agreement has occurred and is continuing on the date of payment of such dividend, the provisions of this Section 7.02(e) shall not prevent or restrict the payment of any dividend that did not violate the provisions of this Section 7.02(e) at the date of declaration if such dividend is paid not more than ninety (90) days after the date of declaration thereof.

          (f) Merger and Consolidation. Borrower will not, and it will not cause or permit any Subsidiary to, merge or consolidate with or into any other Person, except:

               (i) any Subsidiary may merge or consolidate with or into Borrower (provided that Borrower shall be the continuing or surviving corporation) or with or into any one or more other Subsidiaries; and

               (ii) any Subsidiary may merge or consolidate with or into any other corporation, provided that, immediately after giving effect to such merger or consolidation (A) the continuing or surviving corporation of such merger or consolidation shall be a Subsidiary, (B) no Default or Event of Default shall exist and (C) Borrower could incur at least an
          additional $1.00 of Funded Debt under the   provisions
          of Section 7.02(a)(iv).

          (g) Sale or Other Transfer of Assets. Borrower will not, and it will not cause or permit any Subsidiary to, sell, lease, transfer or otherwise dispose of (other than in the ordinary course of business or in a transaction between Subsidiaries) any Properties or assets of Borrower or any Subsidiary or issue, sell or otherwise dispose of any shares of Capital Stock of any Subsidiary (herein called a "Disposition") in any twelve (12) month period unless, after giving effect thereto (i) the aggregate Asset Percentage Value of all assets disposed of in Dispositions during such twelve (12) month period are less than five percent (5%), (ii) the consideration received in such Disposition is equal to or greater than the fair market value of the assets sold and at least eighty percent (80%) of such consideration is in cash or Cash Equivalents and (iii) the cash proceeds are either (1) reinvested in Borrower's business, subject to the provisions of Section 7.02(e) or (2) used to make an optional prepayment on any Debt, within one hundred eighty
(180) days after the date of the applicable Disposition; provided, however, that notwithstanding the provisions of this
Section 7.02(g), Borrower will not, and it will not cause or permit any Subsidiary to, make a Disposition if the aggregate Asset Percentage Value of all assets disposed of in Dispositions since the date of this Agreement is equal to or exceeds thirty percent (30%). Notwithstanding the foregoing, in no event may Borrower sell, transfer or otherwise dispose of any shares of Capital Stock of any Direct Subsidiary now owned or hereafter acquired by Borrower.

          (h) Sale or Discount of Receivables. Borrower will not, and it will not cause or permit any Subsidiary to, sell or discount any of its notes or accounts receivable.

          (i) Transfer of Assets to Subsidiaries. Borrower will not, and it will not cause or permit any Subsidiary to, transfer any Property or assets to a Subsidiary for the purpose of improving the credit position of such Subsidiary in order to enable it to borrow money.

          (j) Issuance of Stock by Subsidiaries. Borrower will not cause or permit any Direct Subsidiary to issue, sell or otherwise dispose of any shares of any class of its Capital Stock (other than directors' qualifying shares) except to Borrower. Borrower will not cause or permit any Subsidiary which is not a Direct Subsidiary to issue, sell or otherwise dispose of any shares of any class of its Capital Stock (other than directors' qualifying shares) except to Borrower or another Subsidiary. Borrower will not cause or permit any Direct Subsidiary to (i) authorize or issue any new types, varieties or classes of Capital Stock of such Direct Subsidiary, either preferred or common, voting or nonvoting, or any stock warrants or options, (ii) authorize or issue any additional shares of stock of any existing class of Capital Stock of such Direct Subsidiary, or grant any person any proxy for existing shares or (iii) declare any stock dividends or stock splits or take any other action which could, directly or indirectly, decrease Borrower's ownership interest in such Direct Subsidiary.

          (k) Limitations on Sale and Leasebacks. Borrower will not, and it will not cause or permit any Subsidiary to, enter into any arrangement, directly or indirectly, whereby Borrower or such Subsidiary shall in one or more related transactions sell, transfer or otherwise dispose of any Property owned by Borrower or such Subsidiary and then rent or lease, as lessee, such Property or any part thereof for a period or periods which in the aggregate would exceed twelve (12) months from the date of commencement of the lease term (a "Sale and Leaseback Transaction").

          (l) Transactions with Affiliates. Borrower will not, and it will not cause or permit any Subsidiary to, enter into or be a party to any transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of Property with, or the rendering of any service by or for, any Affiliate), except in the ordinary course of business and pursuant to the reasonable requirements of Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to Borrower or such Subsidiary than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate.

          (m) Changes in Nature of Business. Borrower will not, and it will not cause or permit any Subsidiary to, engage in any business if, as a result, the general nature of the business which would then be engaged in by Borrower and its Subsidiaries, considered as a whole, would be substantially changed from the general nature of the business engaged in by Borrower and its Subsidiaries as of the date of this Agreement.

          (n) Fiscal Year. Borrower will not, and it will not cause or permit any Subsidiary to, change its fiscal year.

          (o) Pension Plans. Borrower will not, and it will not cause or permit any Subsidiary to, (a) permit any condition to exist in connection with any Pension Plan which might constitute grounds for the PBGC to institute proceedings to have such Pension Plan terminated or a trustee appointed to administer such Pension Plan, (b) engage in, or permit to exist or occur, any other condition, event or transaction with respect to any Pension Plan which could result in the incurrence by Borrower or any Subsidiary of any material liability, fine or penalty, (c) incur or suffer to exist any material accumulated funding deficiency within the meaning of ERISA or incur any material liability to the PBGC in connection with any Pension Plan established or maintained by Borrower or any Subsidiary or (d) become obligated to contribute to any Pension Plan or Multiemployer Plan other than any such plan or plans in existence on the date hereof.

          (p) Limitations on Acquisitions. Borrower will not, and it will not cause or permit any Subsidiary to, make or suffer to exist any Acquisition of any Person, except Acceptable
Acquisitions.

          7.03 Use of Proceeds. Borrower agrees that (i) the proceeds of the Revolving Credit Loans will be used solely (A) for the general corporate purposes of Borrower and (B) to enable Borrower to make loans to one or more of its Subsidiaries for their respective general corporate purposes; (ii) none of such proceeds will be used in violation of any applicable law or regulation; and (iii) Borrower will not directly or indirectly use the proceeds of any Revolving Credit Loan for the purpose of purchasing or carrying "margin stock" within the meaning of Regulation U of The Board of Governors of the Federal Reserve System, as amended.

SECTION 8.  EVENTS OF DEFAULT.

          If any of the following (each of the following herein sometimes called an "Event of Default") shall occur and be continuing:

          8.01 Borrower shall fail to pay any of Borrower's
Obligations constituting interest within ten (10) days after the date the same shall first become due and payable, whether by reason of demand, maturity, acceleration or otherwise;

          8.02 Borrower shall fail to pay any of Borrower's
Obligations (other than interest) as and when the same shall become due and payable, whether by reason of demand, maturity, acceleration or otherwise;

          8.03 Any representation or warranty of Borrower made in this Agreement, in any other Transaction Document to which Borrower is a party or in any certificate, agreement, instrument or statement furnished or made or delivered pursuant hereto or thereto or in connection herewith or therewith, shall prove to have been untrue or incorrect in any material respect when made or effected;

          8.04 Borrower shall fail to perform or observe any term, covenant or provision contained in Section 3.01, 4.04,
Section 7.01(k), Section 7.01(l), Section 7.01(m), Section 7.01(n), Section 7.02 (other than Section 7.02(n)) or Section 7.03;

          8.05 Borrower shall fail to perform or observe any term, covenant or provision contained in Section 7.01(c), Section 7.01(d)(v) or Section 7.02(n) and any such failure shall remain unremedied for ten (10) days after the earlier of (i) written notice of default is given to Borrower by the Agent or any of the Banks or (ii) a Responsible Officer of Borrower obtaining knowledge of such default;

          8.06 Borrower shall fail to perform or observe any other term, covenant or provision contained in this Agreement (other than those specified in Sections 8.01, 8.02, 8.03, 8.04 or
8.05 above) and any such failure shall remain unremedied for thirty (30) days after the earlier of (i) written notice of default is given to Borrower by the Agent or any of the Banks or
(ii) a Responsible Officer of Borrower obtaining knowledge of such default;

          8.07 This Agreement or any of the other Transaction Documents shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void by a court of competent jurisdiction, or if the validity or enforceability thereof shall be contested or denied by Borrower, or if the transactions completed hereunder or thereunder shall be contested by Borrower or if Borrower shall deny that it has any or further liability or obligation hereunder or thereunder;

          8.08 Borrower, any Subsidiary or any other Obligor shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency, receivership, liquidation or similar law, (ii) consent to the institution of, or fail to contravene in a timely and appropriate manner, any such proceeding or the filing of any such petition,
(iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official of itself or of a substantial part of its Property or assets, (iv) file an answer admitting the material allegations of a petition filed against itself in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any corporate or other action for the purpose of effecting any of the foregoing;

          8.09 An involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Borrower, any Subsidiary or any other Obligor, or of a substantial part of the Property or assets of Borrower, any Subsidiary or any other Obligor, under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency, receivership, liquidation or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official of Borrower, any Subsidiary or any other Obligor or of a substantial part of the Property or assets of Borrower, any Subsidiary or any other Obligor or (iii) the winding-up or liquidation of Borrower, any Subsidiary or any other Obligor; and such proceeding or petition shall continue undismissed for thirty (30) consecutive days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for thirty (30) consecutive days;

          8.10 Any of the Letter of Credit Applications shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void by a court of competent jurisdiction, or if the validity or enforceability of any of the Letter of Credit Applications shall be contested or denied by Borrower, or if Borrower shall deny that it has any further liability or obligation under any of the Letter of Credit Applications or if Borrower shall fail to comply with or observe any of the terms, provisions or conditions contained in any of the Letter of Credit Applications;

          8.11 Borrower, any Subsidiary or any other Obligor shall be declared by Bank to be in default on, or pursuant to the terms of, (1) any other present or future obligation to any of the Banks, including, without limitation, any other loan, line of credit, revolving credit, guaranty or letter of credit reimbursement obligation, or (2) any other present or future agreement purporting to convey to any of the Banks a Lien upon any Property or assets of Borrower, such Subsidiary or such other Obligor, as the case may be;

          8.12 The occurrence of any default or event of default under or within the meaning of any agreement, document or instrument evidencing, securing, guaranteeing the payment of or otherwise relating to any Indebtedness of Borrower or any Subsidiary for borrowed money (other than the Borrower's
Obligations) having an aggregate outstanding principal balance in excess of $2,000,000.00;

          8.13 Borrower, any Subsidiary or any other Obligor shall have a judgment in excess of $2,000,000.00 entered against it by a court having jurisdiction in the premises and such judgment shall not be appealed in good faith or satisfied by Borrower, such Subsidiary or such other Obligor, as the case may be, within the time period permitted by applicable law for an appeal of such judgment;

          8.14 The occurrence of a Reportable Event with respect to any Pension Plan; the filing of a notice of intent to terminate a Pension Plan by Borrower, any ERISA Affiliate or any Subsidiary; the institution of proceedings to terminate a Pension Plan by the PBGC or any other Person; the withdrawal in a "complete withdrawal" or a "partial withdrawal" as defined in Sections 4203 and 4205, respectively, of ERISA by Borrower, any ERISA Affiliate or any Subsidiary from any Multiemployer Plan; or the incurrence of any material increase in the contingent liability of Borrower or any Subsidiary with respect to any "employee welfare benefit plan" as defined in Section 3(1) of ERISA which covers retired employees and their beneficiaries;

          8.15 The institution by Borrower, any ERISA Affiliate or any Subsidiary of steps to terminate any Pension Plan if, in order to effectuate such termination, Borrower, such ERISA Affiliate or such Subsidiary, as the case may be, would be required to make a contribution to such Pension Plan, or would incur a liability or obligation to such Pension Plan, in excess of $1,000,000.00; or the institution by the PBGC of steps to terminate any Pension Plan;

          8.16 Any "Event of Default" (as defined therein) shall occur under or within the meaning of the Note Agreement; or

          8.17 The occurrence of any Change of Control Event;

          THEN, and in each such event (other than an event described in Sections 8.08 or 8.09), the Agent shall, if requested in writing by the Required Banks, and may, in its sole and absolute discretion, upon the oral request of the Required Banks, declare that the obligation of the Banks to make Loans under this Agreement and the obligation of Mercantile to issue Letters of Credit under this Agreement have terminated, whereupon such obligations of the Banks and Mercantile shall be immediately and forthwith terminated, and the Agent shall, if requested in writing by the Required Banks, and may, in its sole and absolute discretion, upon the oral request of the Required Banks, declare the entire outstanding principal balance of and all accrued and unpaid interest on the Notes and all of the other Loans under this Agreement and all of the other Borrower's Obligations to be forthwith due and payable, whereupon all of the unpaid principal balance of and all accrued and unpaid interest on the Notes and all of the other Loans under this Agreement and all such other Borrower's Obligations shall become and be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower, and the Agent and each of the Banks may exercise any and all other rights and remedies which they may have under any of the other Transaction Documents or under applicable law; provided, however, that upon the occurrence of any event described in Sections 8.08 or 8.09, the obligation of the Banks to make Loans under this Agreement and the obligation of Mercantile to issue Letters of Credit under this Agreement shall automatically terminate and the entire outstanding principal balance of and all accrued and unpaid interest on the Notes and all of the other Loans under this Agreement and all of the other Borrower's Obligations shall automatically become immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower, and the Agent and each of the Banks may exercise any and all other rights and remedies which they may have under any of the other Transaction Documents or under applicable law.

SECTION 9.  AGENT

          9.01 Appointment. Mercantile Bank of St. Louis National Association is hereby appointed by the Banks as Agent under this Agreement, the Notes and the other Transaction Documents. The Agent agrees to act as such upon the express conditions contained in this Agreement.

          9.02 Powers. The Agent shall have and may exercise such powers hereunder as are specifically delegated to the Agent by the terms of this Agreement and the other Transaction Documents, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Banks, nor any obligation to the Banks to take any action under this Agreement or any of the other Transaction Documents, except any action specifically provided by the this Agreement or any of the other Transaction Documents to be taken by the Agent. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default or Event of Default, except as expressly provided in Section 8.

          9.03 General Immunity. Neither the Agent nor any of its directors, officers, employees, agents or advisors shall be liable to any of the Banks for any action taken or not taken by it in connection with this Agreement or any of the other Transaction Documents (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct.

          9.04 No Responsibility for Loans, Recitals, etc. Neither the Agent nor any of its directors, officers, employees, agents or advisors shall (i) be responsible for or have any duty to ascertain, inquire into or verify any recitals, reports, statements, representations, warranties or representations contained in this Agreement or any of the other Transaction Documents or furnished pursuant hereto or thereto; (ii) be responsible for any Loans or Letters of Credit hereunder, (iii) be bound to ascertain or inquire as to the performance or observance of any of the terms of this Agreement or any of the other Transaction Documents; (iv) be responsible for the satisfaction of any condition specified in Section 5, except receipt of items required to be delivered to the Agent; (v) be responsible for the validity, effectiveness, genuineness or enforceability of this Agreement or any of the other Transaction Documents; or (vi) be responsible for the creation, attachment or perfection of any security interests or liens purported to be granted to the Agent or any of the Banks pursuant to this Agreement or any of the other Transaction Documents.


          9.05 Right to Indemnity. Notwithstanding any other provision contained in this Agreement to the contrary, to the extent Borrower fails to reimburse the Agent pursuant to
Section 10.03, Section 10.04 or Section 10.05, or if any Default or Event of Default shall occur under this Agreement, the Banks shall ratably in accordance with their respective Pro Rata Shares of the aggregate amount of Loans and Letters of Credit then outstanding, or if no Loans or Letters of Credit are then outstanding, their respective Pro Rata Shares of the total Commitments of all of the Banks, indemnify the Agent and hold it harmless from and against any and all liabilities, losses (except losses occasioned solely by failure of Borrower to make any payments or to perform any obligations required by this Agreement (excepting those described in Sections 10.03, 10.04 and 10.05), the Notes, the Letter of Credit Applications or any of the other Transaction Documents), costs and/or expenses, including, without limitation, any liabilities, losses, costs and/or expenses arising from the failure of any Bank to perform its obligations hereunder or in respect of this Agreement, and also including, without limitation, reasonable attorneys' fees and expenses, which the Agent may incur, directly or indirectly, in connection with this Agreement, the Notes or any of the other Transaction Documents, or any action or transaction related hereto or thereto; provided only that the Agent shall not be entitled to such indemnification for any losses, liabilities, costs and/or expenses directly and solely resulting from its own gross negligence or willful misconduct. This indemnity shall be a continuing indemnity, contemplates all liabilities, losses, costs and expenses related to the execution, delivery and performance of this Agreement, the Notes and the other Transaction Documents, and shall survive the satisfaction and payment of the Loans, the expiration or other termination of the Letters of Credit and the termination of this Agreement.

          9.06 Action Upon Instructions of Required Banks. The Agent agrees, upon the written request of the Required Banks, to take any action of the type specified in this Agreement or any of the other Transaction Documents as being within the Agent's rights, duties, powers or discretion. Notwithstanding the foregoing, the Agent shall be fully justified in failing or refusing to take any action hereunder, unless it shall first be indemnified to its satisfaction by the Banks pro rata against any and all liabilities, losses, costs and expenses (including, without limitation, attorneys' fees and expenses) which may be incurred by it by reason of taking or continuing to take any such action, other than any liability which may arise out of Agent's gross negligence or willful misconduct. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with written instructions signed by the Required Banks, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Banks and on all holders of the Notes. In the absence of a request by the Required Banks, the Agent shall have authority, in its sole discretion, to take or not to take any action, unless this Agreement or any of the other Transaction Documents specifically requires the consent of the Required Banks or of all of the Banks.

          9.07 Employment of Agents and Counsel. The Agent may execute any of its duties as Agent hereunder by or through employees, agents and attorneys-in-fact and shall not be answerable to the Banks, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it in good faith and with reasonable care. The Agent shall be entitled to advice and opinion of legal counsel concerning all matters pertaining to the duties of the agency hereby created.

          9.08 Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of legal counsel selected by the Agent.

          9.09 May Treat Payee as Owner. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any person, firm or corporation who at the time of making such request or giving such authority or consent is the holder of any such Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note issued in exchange therefor.

          9.10 Agent's Reimbursement. Each Bank agrees to reimburse the Agent pro rata in accordance with its Pro Rata Share for any out-of-pocket expenses not reimbursed by Borrower
(a) for which the Agent is entitled to reimbursement by the Borrower under this Agreement or any of the other Transaction Documents and (b) for any other out-of-pocket expenses incurred by the Agent on behalf of the Banks, in connection with the preparation, execution, delivery, amendment, modification, extension, renewal, administration and/or enforcement of this Agreement and/or any of the other Transaction Documents.

          9.11 Rights as a Bank. With respect to its commitment, the Loans made by it, the Letters of Credit issued by it and the
Note issued to it, the Agent shall have the same rights and powers hereunder as any Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, issue letters of credit for the account of and generally engage in any kind of banking or trust business with the Borrower and its Subsidiaries and Affiliates as if it were not the Agent.

          9.12 Independent Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank and based on the financial statements referred to in Section 6.04 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Transaction Documents. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Transaction Documents.

          9.13 Resignation of Agent. Subject to the appointment of a successor Agent, the Agent may resign as Agent for the Banks under this Agreement and the other Transaction Documents at any time by thirty (30) days' notice in writing to the Banks and Borrower. Such resignation shall take effect upon appointment of such successor Agent. The Banks shall have the right to appoint a successor Agent who shall be entitled to all of the rights of, and vested with the same powers as, the original Agent under this Agreement and the other Transaction Documents. In the event a successor Agent shall not have been appointed within the thirty
(30) day period following the giving of notice by the Agent, the Agent may appoint its own successor. Resignation by the Agent shall not affect or impair the rights of the Agent under Sections
9.05 and 9.10 hereof with respect to all matters preceding such resignation. Any successor Agent must be a national banking association or a bank chartered in any State of the United States.

          9.14 Removal of Agent. Subject to the appointment of a successor Agent, the Banks (by a unanimous vote), with the consent of the Borrower (which consent will not be unreasonably withheld), may remove the Agent for the Banks under this Agreement and the other Transaction Documents at any time by thirty (30) days' notice in writing to the Agent. Such removal shall take effect upon appointment of such successor Agent. The Banks shall have the right to appoint a successor Agent who shall be entitled to all of the rights of, and vested with the same powers as, the original Agent under this Agreement and the other Transaction Documents. In the event a successor Agent shall not have been appointed within the thirty (30) day period following the giving of notice to the Agent, the Agent may appoint its own successor. The removal of the Agent shall not affect or impair the rights of the Agent under Sections 9.05 and 9.10 hereof with respect to all matters preceding such removal. Any successor Agent must be a national banking association or a bank chartered in any State of the United States.

          9.15 Duration of Agency.  The agency established by
Section 9.01 hereof shall continue, and Sections 9.01 through and including this Section 9.15 shall remain in full force and effect, until all of the Borrowers' Obligations shall have been paid in full, all of the Letters of Credit have expired or been terminated and the Banks' commitments to make Loans, issue Letters of Credit and/or extend credit to or for the benefit of the Borrower shall have terminated or expired.

SECTION 10.  GENERAL.

          10.01 No Waiver. No failure or delay by the Agent or any of the Banks in exercising any right, remedy, power or privilege hereunder or under any other Transaction Document shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

The remedies provided herein and in the other Transaction
Documents are cumulative and not exclusive of any remedies provided by law. Nothing herein contained shall in any way affect the right of any of the Banks to exercise any statutory or common law right of banker's lien or set-off.


          10.02 Right of Set-Off. Upon the occurrence and during the continuance of any Event of Default, each of the Banks is hereby authorized at any time and from time to time, without notice to Borrower (any such notice being expressly waived by Borrower) and to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by such Bank(s) and any and all other indebtedness at any time owing by such Bank(s) to or for the credit or account of Borrower against any and all of Borrower's Obligations irrespective of whether or not such Bank(s) shall have made any demand hereunder or under any of the other Transaction Documents and although such obligations may be contingent or unmatured. Each of the Banks agrees to promptly notify Borrower after any such set-off and application made by such Bank(s), provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Banks under this Section 10.02 are in addition to any other rights and remedies (including, without limitation, other rights of set-off) which the Banks may have. Nothing contained in this Agreement or any other Transaction Document shall impair the right of any of the Banks to exercise any right of set-off or counterclaim it may have against Borrower and to apply the amount subject to such exercise to the payment of indebtedness of Borrower unrelated to this Agreement or the other Transaction Documents.

          10.03 Cost and Expenses. Borrower agrees, whether or not any Loan is made hereunder or any Letter of Credit is issued hereunder, to pay the Agent and each of the Banks upon demand
(i) all reasonable out-of-pocket costs and expenses and all Attorneys' Fees of the Agent and each of the Banks in connection with the preparation, documentation, negotiation and execution of this Agreement, the Notes, the Letter of Credit Application(s) and the other Transaction Documents; provided, however, that such Attorneys' Fees of Harris Trust and Savings Bank shall not exceed the sum of $1,500.00 and such Attorneys' Fees of The Daiwa Bank, Ltd. shall not exceed the sum of $1,500.00, (ii) all recording, filing and search fees and expenses incurred in connection with this Agreement and the other Transaction Documents, (iii) all out-of-pocket costs and expenses and all Attorneys' Fees of the Agent and each of the Banks in connection with the (A) the preparation, documentation, negotiation and execution of any amendment, modification, extension or renewal of this Agreement, the Notes, the Letter of Credit Application(s) and/or any of the other Transaction Documents, (B) the preparation of any waiver or consent hereunder or under any of the other Transaction Documents or (C) any Default or Event of Default or alleged Default or Event of Default hereunder, (iv) if an Event of Default occurs, all out-of-pocket costs and expenses and all Attorneys' Fees incurred by the Agent and each of the Banks in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom and (v) all other Attorneys' Fees incurred by the Agent or any of the Banks relating to or arising out of or in connection with this Agreement or any of the other Transaction Documents. Borrower further agrees to pay or reimburse the Agent and each of the Banks for any stamp or other taxes which may be payable with respect to the execution, delivery, recording and/or filing of this Agreement, the Notes, the Letter of Credit Application(s) or any of the other Transaction Documents. All of the obligations of Borrower under this Section 10.03 shall survive the satisfaction and payment of Borrower's Obligations and the termination of this Agreement.

          10.04 Environmental Indemnity. Borrower hereby agrees to indemnify the Agent and each of the Banks and hold the Agent and each of the Banks harmless from and against any and all losses, liabilities, damages, injuries, costs, expenses and claims of any and every kind whatsoever (including, without limitation, court costs and attorneys' fees and expenses) which at any time or from time to time may be paid, incurred or suffered by, or asserted against, the Agent or any of the Banks for, with respect to or as a direct or indirect result of the violation by Borrower or any Subsidiary of any Environmental Laws; or with respect to, or as a direct or indirect result of the presence on or under, or the Release from, properties utilized by Borrower and/or any Subsidiary in the conduct of their respective businesses into or upon any land, the atmosphere or any watercourse, body of water or wetland, of any Hazardous Substances or any other hazardous or toxic waste, substance or constituent or other substance (including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under the Environmental Laws); and the provisions of and undertakings and indemnification set out in this Section 10.04 shall survive the satisfaction and payment of Borrower's Obligations and the termination of this Agreement.

          10.05 General Indemnity. In addition to the payment of expenses pursuant to Section 10.03, whether or not the transactions contemplated hereby shall be consummated, Borrower hereby agrees to indemnify, pay and hold the Agent and each of the Banks and any holder(s) of the Notes, and the officers, directors, employees, agents and affiliates of the Agent, each of the Banks and such holder(s) (collectively, the "Indemnitees") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitees shall be designated a party thereto), that may be imposed on, incurred by or asserted against the Indemnitees, in any manner relating to or arising out of this Agreement, any of the other Transaction Documents or any other agreement, document or instrument executed and delivered by Borrower or any other Obligor in connection herewith or therewith, the statements contained in any commitment letters delivered by the Agent or any of the Banks, the agreement of any of the Banks to make the Loans hereunder, the agreement of Mercantile to issue the Letters of Credit hereunder or the use or intended use of the proceeds of any Loan hereunder (collectively, the "indemnified liabilities"); provided that Borrower shall have no obligation to an Indemnitee hereunder with respect to indemnified liabilities arising from the gross negligence or willful misconduct of that Indemnitee as determined by a court of competent jurisdiction in a final nonappealable order. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all indemnified liabilities incurred by the Indemnitees or any of them. The provisions of the undertakings and indemnification set out in this Section
10.05 shall survive the satisfaction and payment of Borrower's Obligations and the termination of this Agreement.

          10.06 Authority to Act. The Agent shall be entitled to act on any notices and instructions (telephonic or written) believed by the Agent in good faith to have been delivered by any person authorized to act on behalf of Borrower pursuant hereto, regardless of whether such notice or instruction was in fact delivered by a person authorized to act on behalf of Borrower, and Borrower hereby agrees to indemnify the Agent and hold the Agent harmless from and against any and all losses and expenses, if any, ensuing from any such action.

          10.07 Notices. Any notice, request, demand, consent, confirmation or other communication hereunder shall be in writing and delivered in person or sent by telecopy or registered or certified mail, return receipt requested and postage prepaid, to the applicable party at its address or telecopy number set forth on the signature pages hereof, or at such other address or telecopy number as any party hereto may designate as its address for communications hereunder by notice so given. Such notices shall be deemed effective on the day on which delivered or sent if delivered in person or sent by telecopy, or on the third (3rd) Domestic Business Day after the day on which mailed, if sent by registered or certified mail; provided, however, that notices to the Agent under Section 3 and notices to Mercantile under Section 4 shall not be effective until actually received by the Agent or Mercantile, as the case may be.

          10.08 Consent to Jurisdiction; Waiver of Jury Trial. BORROWER IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY MISSOURI STATE COURT OR ANY UNITED STATES OF AMERICA COURT SITTING IN THE EASTERN DISTRICT OF MISSOURI, AS THE AGENT MAY ELECT, IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT. BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT TO SUCH SUIT, ACTION OR PROCEEDING MAY BE HELD AND DETERMINED IN ANY OF SUCH COURTS. BORROWER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH BORROWER MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, AND BORROWER FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. BORROWER HEREBY EXPRESSLY WAIVES ALL RIGHTS OF ANY OTHER JURISDICTION WHICH BORROWER MAY NOW OR HEREAFTER HAVE BY REASON OF ITS PRESENT OR SUBSEQUENT DOMICILES. BORROWER AUTHORIZES THE SERVICE OF PROCESS UPON BORROWER BY REGISTERED MAIL SENT TO BORROWER AT ITS ADDRESS SET FORTH IN SECTION 10.07. BORROWER, THE AGENT AND THE BANKS IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION IN WHICH BORROWER AND THE AGENT AND/OR ANY OF THE BANKS ARE PARTIES RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS.

         10.09 Governing Law. This Agreement, the Notes, the Letter of Credit Application(s) and all of the other Transaction Documents shall be governed by and construed in accordance with the substantive laws of the State of Missouri (without reference to conflict of law principles).

          10.10 Amendments and Waivers. Any provision of this Agreement, the Notes, the Letter of Credit Application(s) or any of the other Transaction Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by Borrower and the Required Banks (and, if the rights or duties of the Agent in its capacity as Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by all of the Banks, (i) increase the Commitment of any Bank, (ii) reduce the principal amount of or rate of interest on any Loan or any fees hereunder (other than any fees relating to the Letters of Credit other than Letter of Credit Commitment Fees and Letter of Credit Negotiation Fees), (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder, (iv) change the percentage of the Commitments or of the aggregate principal amount of Loans or Letters of Credit or the number of Banks which shall be required for the Banks or any of them to take any action or obligations under this Section or any other provision of this Agreement or
(v) change the definition of "Required Banks".

          10.11 References; Headings for Convenience. Unless otherwise specified herein, all references herein to Section numbers refer to Section numbers of this Agreement, all references herein to Exhibits "A", "B", "C", "D", "E", "F" and "G" refer to annexed Exhibits "A", "B", "C", "D", "E", "F" and "G" which are hereby incorporated herein by reference and all references herein to Schedules 4.02, 6.05, 6.06, 6.07, 6.08, 6.10, 6.11, 6.12, 6.17, 7.02(d) and 7.02(e) refer to annexed
Schedules 4.02, 6.05, 6.06, 6.07, 6.08, 6.10, 6.11, 6.12, 6.17,
7.02(d) and 7.02(e) which are hereby incorporated herein by reference. The Section headings are furnished for the convenience of the parties and are not to be considered in the construction or interpretation of this Agreement.

          10.12 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that (i) Borrower may not assign or otherwise transfer any of its rights or delegate any of its obligations under this Agreement and (ii) without the prior written consent of the Agent and the Borrower (which consent, in each case, shall not be unreasonably withheld), no Bank may sell, assign or otherwise transfer its Notes or its rights under this Agreement (other than by way of participation to the extent permitted below) in whole or in part to any Person other than another existing Bank; provided, however, that, notwithstanding the foregoing, (i) any Bank may assign, as collateral or otherwise, any of its rights (but not any of its obligations) under this Agreement or its Notes (including, without limitation, rights to payment of principal and/or interest on its Notes) to any Federal Reserve Bank without notice to or consent of the Agent or the Borrower,
(ii) any Bank may sell participations in its Notes or its rights under this Agreement in whole or in part to any commercial bank organized under the laws of the United States or any state thereof that is a member of both the Federal Deposit Insurance Corporation and the Federal Reserve System without the consent of the Agent or the Borrower so long as each agreement pursuant to which any such participation is granted provides that such selling Bank shall retain the sole right to approve or disapprove any amendment, modification or waiver of any provision of this Agreement or any of the other Transaction Documents, (iii) from and after the occurrence of any Default or Event of Default under this Agreement, each Bank may sell, assign, grant a participation in or otherwise transfer its Notes and its rights under this Agreement in whole or in part to any Person without the consent of the Borrower and (iv) from and after (A) the occurrence of any Event of Default under this Agreement, (B) the termination of the obligations of the Banks to make Loans and/or issue Letters of

Credit under this Agreement and (C) the acceleration of the entire outstanding principal balance of and all accrued and unpaid interest on the Notes issued under this Agreement, each Bank may sell, assign, grant a participation in or otherwise transfer its Notes and its rights under this Agreement in whole or in part to any bank or other financial institution without the consent of the Agent or the Borrower.

          (b) Any Bank which, in accordance with Section
10.12(a), grants a participation in, or sells, assigns or otherwise transfers any interest in, any of its rights under this Agreement or its Notes shall give prompt notice thereof to the Agent and Borrower.

          (c) Unless otherwise agreed to by Borrower in writing, no Bank shall, as between Borrower and that Bank, be relieved of any of its obligations under this Agreement as a result of such Bank's granting of a participation in all or any part of such Bank's Notes or all or any part of such Bank's rights under this Agreement.

          10.13 NO ORAL AGREEMENTS; ENTIRE AGREEMENT. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT, INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT, ARE NOT ENFORCEABLE. TO PROTECT BORROWER, THE AGENT AND THE BANKS FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS REACHED BY BORROWER, THE AGENT AND THE BANKS COVERING SUCH MATTERS ARE CONTAINED IN THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, WHICH AGREEMENT AND OTHER TRANSACTION DOCUMENTS ARE A COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENTS AMONG BORROWER, THE AGENT AND THE BANKS, EXCEPT AS BORROWER, THE AGENT AND THE BANKS MAY LATER AGREE IN WRITING TO MODIFY THEM. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings (oral or written) relating to the subject matter hereof.

          10.14 Severability. In the event any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

          10.15 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          10.16 Resurrection of Borrower's Obligations. To the extent that any of the Banks receives any payment on account of any of Borrower's Obligations, and any such payment(s) or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, subordinated and/or required to be repaid to a trustee, receiver or any other Person under any bankruptcy act, state or Federal law, common law or equitable cause, then, to the extent of such payment(s) received, Borrower's Obligations or part thereof intended to be satisfied and any and all Liens upon or pertaining to any Property or assets of Borrower and theretofore created and/or existing in favor of such Bank(s) as security for the payment of such Borrower's Obligations shall be revived and continue in full force and effect, as if such payment(s) had not been received by such Bank(s) and applied on account of Borrower's Obligations.

          10.17 Independence of Covenants. All of the covenants contained in this Agreement and the other Transaction Documents shall be given independent effect so that if a particular action, event or condition is prohibited by any one of such covenants, the fact that it would be permitted by an exception to, or otherwise be in compliance within the provisions of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken, such event occurs or such condition exists.

          IN WITNESS WHEREOF, Borrower, the Agent and the Banks have executed this Revolving Credit Agreement this 13th day of July, 1995.

                              CPI CORP.


                              By /s/  Barry Arthur
                                 -------------------------------
                              Title:  Treasurer/CFO

                              1706 Washington Avenue
                              St. Louis, Missouri 63103
                              Attention: Chief Financial Officer
                              Telecopy number:  (314) 878-4537


                              MERCANTILE BANK OF ST. LOUIS
                              NATIONAL ASSOCIATION


                              By /s/  John Holland
                                 -------------------------------
                              Title:  Vice President

                              721 Locust Street
                              St. Louis, Missouri  63101
                              Attention: Large Corporate Accounts
                              Telecopy number:  (314) 425-2162


                              HARRIS TRUST AND SAVINGS BANK


                              By /s/  Stephen Gray
                                 -------------------------------
                              Title:  Vice President

                              111 West Monroe - 2C
                              Chicago, Illinois 60690
                              Attention:
                              Telecopy number:  (312) 461-2591

                              THE DAIWA BANK, LIMITED



                              By /s/  Jayleen R. P. Hague
                                 -------------------------------
                              Title:  Vice President

                              By /s/  Teresa A. Lekich
                                 -------------------------------
                              Title:  Vice President

                              200 North Broadway
                              Suite 1625
                              St. Louis, Missouri 63102
                              Attention:
                              Telecopy number:  (314) 241-0736



                              MERCANTILE BANK OF ST. LOUIS
                              NATIONAL ASSOCIATION, as Agent



                              By /s/  John Holland
                                 -------------------------------
                              Title:  Vice President

                              721 Locust Street
                              St. Louis, Missouri  63101
                              Attention: Large Corporate Accounts
                              Telecopy number:  (314) 425-2162

                       SCHEDULE 4.02

                 Existing Letters of Credit


1.   Mercantile Bank of St. Louis National Association
     Irrevocable Standby Letter of Credit No. 210-2706505 in the amount of $276,829.00 issued for the account of CPI Corp.
     and for the benefit of American Motorist Insurance, as amended.

2.   Mercantile Bank of St. Louis National Association
     Irrevocable Standby Letter of Credit No. 210-2706700 in the amount of $340,563.00 issued for the account of CPI Corp.
     and for the benefit of American Motorist Insurance, as amended.

3.   Mercantile Bank of St. Louis National Association
     Irrevocable Standby Letter of Credit No. 210-2706935 in the amount of $325,207.00 issued for the account of CPI Corp.
     and for the benefit of American Motorist Insurance, as amended.

4.   Mercantile Bank of St. Louis National Association
     Irrevocable Standby Letter of Credit No. 210-2706936 in the amount of $308,652.00 issued for the account of CPI Corp.
     and for the benefit of American Motorist Insurance, as amended.

5.   Mercantile Bank of St. Louis National Association
     Irrevocable Standby Letter of Credit No. 210-2707674 in the amount of $2,900,000.00 issued for the account of CPI Corp.
     and for the benefit of The Travelers Insurance Company, as amended.

                                      SCHEDULE 6.05
Litigation

Following is a list of pending or threatened litigation or proceedings that, absent insurance, could have a Material
Adverse Effect. There are no defaults with respect to any order, decree, decision, or injunction.

A.  Pending Litigation:
                             DATE                                DAMAGES
CASE                         FILED        ALLEGATION             CLAIMED
--------------------------   --------     --------------------   ----------------------
1. Aureau Velezquez          04/07/94     Negligence assault     $1,000,000
   v.                                                             ($100,000 deductible)
   Sears Roebuck

2. Martha/Rose Lopez         09/02/92     Negligence resulting   $1,000,000
   v.                                     in personal injury     ($106,000 deductible)
   Leland St. John & Wheels               car accident

3. Zabatino                  08/14/91     Negligence resulting   $1,000,000 for infant
   v.                                     in personal injury     & $100,000 for parent
   Sears Roebuck & CPI                                           ($115,000 deductible)

4. Guidry                    05/02/91     Irreparable harm;      Not specified
   v.                                     severe emotional       ($115,000 deductible)
   Sears Portrait Studio                  distress

5. Pierre                    07/31/89     Negligence resulting   $2,000,000 for child
   v.                                     in personal injury     $50,000 for father
   Sears Roebuck                                                 ($119,000 deductible)

6. Christie Bonczek          09/17/93     Invasion of Privacy    Excess of $1,000,000
   v.
   CPI

                          SCHEDULE 6.06


Retirees Covered Under CPI Benefit Plan Pursuant To Early
Retirement Program

                                              Age 65
  Name                SS#       Birth Date   Stop Date   Coverage
----------------  -----------   ----------   ---------   --------
Betty Abbett      ###-##-####   11/16/33     11/16/98      E/S
Ralph Baumhauff   ###-##-####   12/27/32     12/27/97      E/S
Mary Jo Blanks    ###-##-####   12/28/37     12/28/02      E
Arnold Blewer     ###-##-####   11/19/35     11/19/00      E/F
Elizabeth Boner   ###-##-####   03/26/32     03/26/97      E/S
Helena Brown      ###-##-####   07/01/35     07/01/00      E/S
Edward Cenatiempo ###-##-####   12/10/38     12/10/03      E/S
Florence Coyne    ###-##-####   03/14/35     03/14/00      E
Lucy Duncan       ###-##-####   06/20/38     06/20/03      E
Barb Eberts       ###-##-####   09/17/33     09/17/98      E
Doris Holliday    ###-##-####   11/11/34     11/11/99      E
Bobbi Irvin       ###-##-####   03/04/33     03/04/98      E
Merline Jackson   ###-##-####   09/09/34     09/09/99      E
Laverne Johnson   ###-##-####   11/19/32     11/19/97      E
Mary Keel         ###-##-####   11/25/34     11/25/99      S
Gail Kershaw      ###-##-####   06/16/35     06/16/00      E
LaVerne Kilcullen ###-##-####   04/20/35     04/20/00      E
Barb Kunz         ###-##-####   07/14/34     07/14/99      E
Duane Laird       ###-##-####   03/21/34     03/21/99      E/S
Doris Masters     ###-##-####   01/19/34     01/19/99      E
Bertha Mitchell   ###-##-####   03/12/36     03/12/01      E
Brucine Saifer    ###-##-####   11/19/37     11/19/02      E
Yvonne Shaw       ###-##-####   07/15/37     07/15/02      E
Lavern Taylor     ###-##-####   08/18/32     08/18/97      E/S
Myrna Weatherford ###-##-####   12/10/36     12/10/01      S
Myron Webb        ###-##-####   04/23/31     04/23/96      E/S
Essie Williams    ###-##-####   08/27/39     08/27/04      S

E   = Employee Only
E/S = Employee & Spouse
E/F = Employee & Family

                       SCHEDULE 6.07

                        Tax Matters




The IRS orally advised Borrower recently that it intends to propose income tax deficiencies for Borrower's taxable years ended February 4, 1989, February 3, 1990, and February 2, 1991 relating to an adjustment with respect to a partnership in which the Borrower was a partner, but the IRS has not provided any computations of the proposed deficiencies to Borrower. The Borrower's computations suggest that in the worst and most unlikely case, the aggregate deficiencies and interest would total approximately $3.6 million. The Borrower intends to vigorously contest these proposed deficiencies. In the Borrower's opinion, it is highly unlikely that these tax deficiencies and the interest thereon will, when ultimately resolved through administrative appeal, litigation, or settlement, have a Material Adverse Effect.

In 1992 the IRS asserted income tax deficiencies of approximately $1 million for taxable years ended February 4, 1989 and February 3, 1990 based on disputed issues unrelated to the recently proposed partnership adjustment. Settlement negotiations are in progress, and Borrower believes that the present value of the additional tax liability attributable to these issues will ultimately be determined to be substantially less than $500,000.

                         SCHEDULE 6.08


Subsidiaries - State/Providence/Country as of July 13, 1995


                                            State/Province/Country
                                            ----------------------
CPI Corp.                                     Delaware, USA
  Consumer Programs Holding, Inc. ("CPHI")    Delaware, USA
    Consumer Programs, Incorporated
     ("Programs")                             Missouri, USA
      d/b/a Sears Portrait Studio
        CPI Brands, Inc.                      Delaware, USA
        Consumer Programs Partner, Inc.       Delaware, USA

    Fox Photo, Inc.  ("Fox")                  Delaware, USA
      d/b/a CPI Photo Finish One Hour
       Photo, Inc.
      d/b/a Fox Photo 1-Hour Lab, Inc.
        Fox Photo Partner, Inc.               Delaware, USA

    Proex Photo Systems, Inc.                 Missouri, USA
      d/b/a Proex Portrait & Photo
      d/b/a Proex Photo & Lab
      d/b/a Proex Photo
      d/b/a Mainstreet Portraits

    CPI Prints Plus, Inc. ("PP")              Delaware, USA
       Ridgedale Prints Plus, Inc. ("RPP")    Minnesota, USA
         d/b/a Prints Plus
           Prints Plus, Inc.                  California, USA
             d/b/a Prints Plus

  Color Laser Corp.                           Delaware, USA
    d/b/a Image Explosion

  CPI Photo Finish, Inc.                      Missouri, USA

  CPI Copy Services, Inc. ("Copy")            Missouri, USA
    d/b/a CopyMat
    d/b/a Copy USA
    d/b/a Raging Fingers
    d/b/a Image Explosion

  CPI Technology Corp.                        Missouri, USA

  CPI Corp. Canada                            Ontario, Canada
    d/b/a Sears Portrait Studios

                         SCHEDULE 6.08

Subsidiaries - Number of Shares Authorized, Number of Shares
Outstanding and Holdings as of July 13, 1995
                                 # of      # of
                                 Shares    Shares
                                 Auth.     O/S      Holdings
                                 -------   -------  --------
CPI Corp.                         4,000         4
  Consumer Programs Holding,
   Inc. ("CPHI")                  1,000       100   CPI-100%
    Consumer Programs,
     Incorporated ("Programs")    3,000        50   CPHI-100%
      d/b/a Sears Portrait Studio
        CPI Brands, Inc.          1,000       100   Programs-90%
                                                    Copy    -10%
        Consumer Programs
         Partner, Inc.            1,000         1   Programs-100%
    Fox Photo, Inc.  ("Fox")      1,000     1,000   CPHI-100%
      d/b/a CPI Photo Finish One
       Hour Photo, Inc.
      d/b/a Fox Photo 1-Hour Lab,
       Inc.
        Fox Photo Partner, Inc.   1,000         1   Fox-100%
    Proex Photo Systems, Inc.     5,000       500   CPHI-100%
      d/b/a Proex Portrait
       & Photo
      d/b/a Proex Photo & Lab
      d/b/a Proex Photo
      d/b/a Mainstreet Portraits
    CPI Prints Plus, Inc. ("PP")  3,000     3,000   CPHI-100%
       Ridgedale Prints Plus,
        Inc. ("RPP")                100       100   PP-100%
         d/b/a Prints Plus
           Prints Plus, Inc.     50,000    50,000   RPP-100%
             d/b/a Prints Plus
  Color Laser Corp.               2,400     2,280   CPI-100%
    d/b/a Image Explosion
  CPI Photo Finish, Inc.         30,000       100   CPI-100%
  CPI Copy Services, Inc.
   ("Copy")                       3,000     3,000   CPI-100%
    d/b/a CopyMat
    d/b/a Copy USA
    d/b/a Raging Fingers
    d/b/a Image Explosion

  CPI Technology Corp.            3,000     3,000   CPI-100%

  CPI Corp. Canada                4,000         4   CPI-100%
    d/b/a Sears Portrait Studios

                          SCHEDULE 6.10

Debt; Other Loans and Guarantees


       Name                Amount             Description
---------------------    ------------   --------------------------
Senior Notes             $60,000,000    Senior long-term debt--
                                          see further disclosure
                                          in Note A
CPI Corp. Revolving       14,225,000*   CPI Corp. revolving
  Credit Agreement                        credit agreement
                                          with Mercantile
                                          Bank of St. Louis
Consumer Programs Inc.     4,500,000*   Consumer Programs
  Line of Credit                          Incorporated line of
                                          credit with Mercantile
                                          Bank of St. Louis
Consumer Programs Inc.     4,500,000*     Consumer Programs
  Line of Credit                          Incorporated line of
                                          credit with Harris Trust
                                          and Savings Bank
St. Louis Equity Fund         76,678    Investment in St. Louis
                                          Equity Fund 1990 Limited
                                          Partnership
Fotomat                       18,193    Leases on Konica Minilab
                                          equipment
                         ------------
                         $83,319,871

Issuance Costs              (305,383)   Senior long-term debt--see
                         ------------     further disclosure in
                                          Note A
Total as of
  June 24, 1995          $83,014,488
                         ============

     * To be repaid by initial advance under revolving credit agreement dated July 13, 1995.

          Note A

          On August 31, 1993, CPI Corp. privately placed senior notes in the amount of $60,000,000 (the "Note
          Agreement") with two insurance companies.  The notes,

Debt; Other Loans and Guarantees



          issued pursuant to the Note Agreement, mature over a seven-year period with an average maturity of 5.42 years and with the first principal payment due at the end of the third year. Interest on the notes is payable semi-annually at an average effective fixed rate of 6.44%. The Note Agreement requires the Company maintain certain financial ratios and comply with certain restrictive covenants including a limitation on dividend payment, purchase of treasury stock and certain restricted investments are not to exceed $25,000,00 plus 50% of net earnings (or less 100% of net losses) credited a the end of each fiscal year. The Company incurred $459,000 in issuance costs associated with the private placement of the notes. These costs are being amortized ratably over the seven-year life of the notes.

          The Company's performance of the conditions of the Note Agreement and the underlying notes issued under the agreement was originally secured by a pledge of the stock of the Company's direct subsidiaries. As the Company achieved the stipulated financial ratios required by the agreement to release the pledge of stock and pursuant to the direction of the lenders, on June 5, 1995, the lien on the pledged shares of the Company's direct, wholly owned subsidiaries was released.


CPI Corp. guarantees all lines of credit to its subsidiaries and routinely guarantees leases entered into by subsidiaries. There are numerous intercompany accounts payable and notes arising in the ordinary course of the business of the Company and its subsidiaries.

The above information represents both short- and long-term debt agreements of CPI Corp. as of its most recent fiscal period close, June 24, 1995. No additional short- or long-term debt, loan or guarantees agreements have been entered into as of July 13, 1995.

As of July 11, 1995, the CPI Corp. Revolving Credit Agreement had a balance of $11,625,000.

                         SCHEDULE 6.11


                         Labor Matters




None

                                    SCHEDULE 6.12
                           Consumer Programs Incorporated

Pre-Closing UCC Searches - Consumer Programs Incorporated
                     Secured                                         Type of     Date &
 Debtor              Party     Assignee  Collateral   Jurisdiction  Filing       File No.
-------------------  --------  --------  ----------   ------------  ----------   --------
                                                      St. Louis     UCC Liens-
                                                      City, MO      Clear

                                                      St. Louis     Federal Tax
                                                      City, MO &    Liens-Clear
                                                      Missouri

                                                      St. Louis     State Tax
                                                      City, MO      Liens-Clear

                                                      St. Louis     Judgment
                                                      City, MO      Liens-Clear

Consumer Programs,   SNET      None      Mitel        Missouri      Original     2/25/91
Incorporated         Credit,             SX 200       Secretary                  1969559
1706 Washington Ave. Inc.                and          of State
St. Louis, MO 63103  6 Devine            access-
(1)                  Street              ories
                     N.Haven
                     CT,06473

(1)
Consumer Programs purchased this formerly leased equipment in December 1992. Financing statement revealed the item is secured. A letter is being written asking the secured party to file a UCC-3 Termination.

                                    SCHEDULE 6.12
                           Consumer Programs Incorporated

Pre-Closing UCC Searches - Consumer Programs Incorporated (continued)
                     Secured                                         Type of     Date &
 Debtor              Party     Assignee  Collateral   Jurisdiction  Filing       File No.
-------------------  --------  --------  ----------   ------------  ----------   --------
Consumer Programs,   Data      None      400          Missouri      Original     6/18/93
Incorporated         Cash                Ithaca       Secretary                  227977
1706 Washington Ave. Register            53P          of State
St. Louis, MO 63103  Systems             Printers
(2)                  Inc.
                     2605
                     Metro
                     Blvd.
                     Maryland
                     Heights,
                     MO,63043

                                                      St. Louis     Fixture
                                                      City, MO &    Filings-
                                                      Missouri      Clear

(2) Consumer Programs purchased this equipment in June 1993. Financing statement revealed the items as secured. A letter is being written asking the secured party to file a UCC-3 termination.

                                    SCHEDULE 6.12
                                   Fox Photo, Inc.

Pre-Closing UCC Searches - Fox Photo, Inc.
                     Secured                                         Type of     Date &
 Debtor              Party     Assignee  Collateral   Jurisdiction  Filing       File No.
-------------------  --------  --------  ----------   ------------  ----------   --------
                                                      New Castle,   UCC Liens-
                                                      DE and        Clear
                                                      Delaware

                                                      New Castle,   Federal Tax
                                                      DE and        Liens-Clear
                                                      Delaware

                                                      New Castle,   State Tax
                                                      DE and        Liens-Clear
                                                      Delaware

                                                      New Castle,   Judgment
                                                      DE and        Liens-Clear
                                                      Delaware

                                                      New Castle,   Fixture
                                                      DE - clear    Filings-
                                                                    Clear

                                                      Delaware      Fixture
                                                                    Filings-
                                                                    Clear


                                    SCHEDULE 6.12
                                      CPI Corp.

Pre-Closing UCC Searches - CPI Corp.
                     Secured                                         Type of     Date &
 Debtor              Party     Assignee  Collateral   Jurisdiction  Filing       File No.
-------------------  --------  --------  ----------   ------------  ----------   --------
                                                      New Castle,   UCC Liens-
                                                      DE and        Clear
                                                      Delaware

                                                      New Castle,   Federal Tax
                                                      DE and        Liens-Clear
                                                      Delaware

                                                      New Castle,   State Tax
                                                      DE and        Liens-Clear
                                                      Delaware

                                                      New Castle,   Judgment
                                                      DE and        Liens-Clear
                                                      Delaware

                                                      New Castle,   Fixture
                                                      DE            Filings-
                                                                    Clear

                                                      Delaware      Fixture
                                                                    Filings-
                                                                    Clear


                        SCHEDULE 6.17


        Environmental And Health And Safety Matters


1.   Fox Photo, Inc. d/b/a Fox Photo
     Location:  San Francisco, CA

     The company is currently responding to a consent order issued by the City and County of San Francisco Department of Public Works for alleged violations of the silver limit.
     The company has implemented corrective measures to eliminate violations of the silver limit.

2.   Consumer Programs, Incorporated
     Location:  Las Vegas, NV

     The company is currently responding to a letter issued by the Clark County Sanitation District requiring CPI to submit a Salinity Control Plan (SCP) for the Las Vegas facility.
     An SCP was formulated and submitted.

3.   Fox Photo, Inc. d/b/a CPI Photo Finish
     Location:  Monroe, LA

     The company is currently responding to a Notice of Violation issued by the City of Monroe Pretreatment Department for violation of their Pretreatment Ordinance. The company disputed the violation on the basis of sampling and requested that the Monroe Pretreatment Department pull additional effluent samples from the location.

4.   Fox Photo, Inc. d/b/a CPI Photo Finish
     Location:  Fort Collins, CO

     The company is currently responding to a compliance order issued by the City of Fort Collins Industrial Pretreatment Department because the store was unable to demonstrate consistent compliance with the local silver discharge limit. The company made several changes to its silver recovery system to address the problems cited by the City.

5.   Fox Photo, Inc. d/b/a  CPI Photo Finish
     Location:  Indianapolis, IN

     The Indiana Occupational Safety and Health Administration issued a Notice of Alleged Safety or Health Hazards (NASHH). The company has installed local exhaust on the processing machine and additional general exhaust fans to correct the alleged problems.

                        SCHEDULE 7.02(d)


                  Restrictions on Subsidiaries




None

                         SCHEDULE 7.02(e)


Investments


                                      Purchase      Balance as of
Description             Face Value      Price          7/11/95
------------------      -----------   -----------   -------------
Meridian Market
  Rate Fund due
  7/12/95 @ 5.49%       $    8,070    $    8,070     $     8,070

Meridan Market
  Rate Fund due
  7/12/95 @ 5.49%           27,157        27,157          27,157

Bank of America
  Horizon Shares of
  the Prime Fund due
  7/12/95 @ 5.49%          575,000       575,000         575,000

Prudential Money
  Market Funds due
  7/12/95 @ various
  rates                    431,936       431,936         431,936

Royal Bank of
  Canada Term
  Deposit due
  7/13/95 @ 5.75%          295,520       295,520         295,520

Royal Bank of
  Canada Term
  Deposit due
  7/20/95 @ 5.75%          369,400       369,400         369,400

Government of
  Canada Treasury
  bills due
  9/7/95 @ 8.10%         5,337,830      5,130,615      5,271,795
                        ----------     ----------     ----------
Total Money Market
  Investments           $7,044,913     $6,837,698     $6,978,878
                        ==========     ==========     ==========

                         SCHEDULE 7.02(e)

Investments (continued)
                                         # of
                                         Shares
                                         O/S        Holdings
                                         -------    --------
CPI Corp.                                     4
  Consumer Programs Holding,
   Inc. ("CPHI")                            100     CPI-100%
    Consumer Programs,
     Incorporated ("Programs")               50     CPHI-100%
      d/b/a Sears Portrait Studio
        CPI Brands, Inc.                    100     Programs-90%
                                                    Copy    -10%
        Consumer Programs
         Partner, Inc.                        1     Programs-100%
    Fox Photo, Inc.  ("Fox")              1,000     CPHI-100%
      d/b/a CPI Photo Finish One
       Hour Photo, Inc.
      d/b/a Fox Photo 1-Hour Lab,
       Inc.
        Fox Photo Partner, Inc.                1    Fox-100%
    Proex Photo Systems, Inc.                500    CPHI-100%
      d/b/a Proex Portrait
       & Photo
      d/b/a Proex Photo & Lab
      d/b/a Proex Photo
      d/b/a Mainstreet Portraits
    CPI Prints Plus, Inc. ("PP")           3,000    CPHI-100%
       Ridgedale Prints Plus,
        Inc. ("RPP")                         100    PP-100%
         d/b/a Prints Plus
           Prints Plus, Inc.              50,000    RPP-100%
             d/b/a Prints Plus
  Color Laser Corp.                        2,280    CPI-100%
    d/b/a Image Explosion
  CPI Photo Finish, Inc.                     100    CPI-100%
  CPI Copy Services, Inc.
   ("Copy")                                3,000    CPI-100%
    d/b/a CopyMat
    d/b/a Copy USA
    d/b/a Raging Fingers
    d/b/a Image Explosion

  CPI Technology Corp.                     3,000    CPI-100%

  CPI Corp. Canada                             4    CPI-100%
    d/b/a Sears Portrait Studios

                           EXHIBIT A

                     REVOLVING CREDIT NOTE


$                                             St. Louis, Missouri
                                                    July 13, 1995


FOR VALUE RECEIVED, on the last day of the Revolving Credit Period, the undersigned, CPI CORP., a Delaware corporation ("Borrower"), hereby promises to pay to the order of
                         ("Bank"), the principal sum of
               Dollars ($         ), or such lesser sum as may then
constitute the aggregate unpaid principal amount of all Revolving Credit Loans made by Bank to Borrower pursuant to the Revolving Credit Agreement referred to below. The aggregate principal amount of Revolving Credit Loans which Bank shall be committed to have outstanding hereunder at any time shall not exceed
                       Dollars ($         ), which amount may be
borrowed, paid, reborrowed and repaid, in whole or in part, subject to the terms and conditions hereof and of the Revolving Credit Agreement referred to below. Borrower further promises to pay to the order of Bank interest on the aggregate unpaid principal amount of such Revolving Credit Loans on the dates and at the rate or rates provided for in the Revolving Credit Agreement. All such payments of principal and interest shall be made in lawful currency of the United States in Federal or other immediately available funds at the office of Mercantile Bank of St. Louis National Association, 721 Locust Street, St. Louis, Missouri 63101.

All Revolving Credit Loans made by Bank and all repayments of the principal thereof shall be recorded by Bank and, prior to any transfer hereof, endorsed by Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided, however, that the obligation of Borrower to repay each Revolving Credit Loan made hereunder shall be absolute and unconditional, notwithstanding any failure of Bank to record or endorse or any mistake by Bank in connection with recordation or endorsement on the schedules attached to this Note. Bank's books and records (including, without limitation, the schedules attached to this Note) showing the account between Bank and Borrower shall be admissible in evidence in any action or proceeding and shall constitute prima facie proof of the items therein set forth.

This Note is one of the "Notes" referred to in the Revolving Credit Agreement dated the date hereof by and among Borrower, the banks listed on the signature pages thereof and Mercantile Bank of St. Louis National Association, as agent (as the same may from time to time be amended, modified, extended or renewed, the "Revolving Credit Agreement"). The Revolving Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the occurrence of certain stated events and also for prepayments on account of principal hereof and interest hereon prior to the maturity hereof upon the terms and conditions specified therein. All capitalized terms used and not otherwise defined in this Note shall have the respective meanings ascribed to them in the Revolving Credit Agreement.

Upon the occurrence of any Event of Default under the Revolving Credit Agreement, Bank's obligation to make additional Revolving Credit Loans under this Note may be terminated in the manner and with the effect as provided in the Revolving Credit Agreement and the entire outstanding principal balance of this Note and all accrued and unpaid interest thereon may be declared to be immediately due and payable in the manner and with the effect as provided in the Revolving Credit Agreement.

In the event that any payment due hereunder shall not be paid when due, whether by reason of maturity, acceleration or otherwise, and this Note shall be placed in the hands of an attorney or attorneys for collection, or if this Note shall be placed in the hands of an attorney or attorneys for representation of Bank in connection with bankruptcy or insolvency proceedings relating hereto, Borrower hereby agrees to pay to the order of Bank, in addition to all other amounts otherwise due hereon, the costs and expenses of such collection and representation, including, without limitation, reasonable attorneys' fees and expenses (whether or not litigation shall be commenced in aid thereof). Borrower hereby waives presentment for payment, demand, protest, notice of protest and notice of dishonor.

This Note shall be governed by and construed in accordance with the substantive laws of the State of Missouri (without reference to conflict of law principles).

                                 CPI CORP.



                                 By
                                 Title:

                           EXHIBIT B

                     Letter of Credit Request

                      [Borrower's Letterhead]

                                   [Date]


Mercantile Bank of St. Louis
  National Association
721 Locust Street
St. Louis, Missouri  63101
Attention:  Large Corporate Accounts

Gentlemen:

Reference is hereby made to that certain Revolving Credit Agreement dated July 13, 1995, by and among the undersigned, the banks listed on the signature pages thereof and Mercantile Bank of St. Louis National Association, as agent for the Banks (as the same may from time to time be amended, modified, extended or renewed, the "Revolving Credit Agreement"). All capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Revolving Credit Agreement.

Pursuant to Section 4.01 of the Revolving Credit Agreement, the undersigned hereby requests that you issue an irrevocable [standby]
[commercial] Letter of Credit in the amount of $           for the
account of the undersigned and for the benefit of
          upon the terms and conditions set forth in the attached Application and Agreement for Irrevocable [Standby] [Commercial] Letter of Credit.

The undersigned hereby represents and warrants to you that as of the date hereof all of the representations and warranties of the undersigned contained in the Revolving Credit Agreement are true and correct in all material respects as if made on and as of the date hereof and no Default or Event of Default under the Revolving Credit Agreement has occurred and is continuing and that no such Default or Event of Default will result from the issuance of the Letter of Credit request hereby.

                                 Very truly yours,

                                 CPI CORP.



                                 By
                                 Title:

                           EXHIBIT C

     Form of Irrevocable Standby Letter of Credit Application





A six-page example of an "Application and Agreement for Irrevocable Standby Letter of Credit" for Mercantile Bank of St. Louis, N.A., International Banking Division, 8th and Locust Streets, P.O. Box 14891, St. Louis, Missouri, 63178, U.S.A. was shown here in the Revolving Credit Agreement.

                           EXHIBIT D

     Form of Irrevocable Commercial Letter of Credit Application





A four-page example of an "Application and Agreement for Irrevocable Commercial Letter of Credit" for Mercantile Bank of St. Louis, N.A., International Banking Division, 8th and Locust
Streets, P.O. Box 14891, St. Louis, Missouri, 63178, U.S.A. was shown here in the Revolving Credit Agreement.

                           EXHIBIT E

           LETTER OF CREDIT PARTICIPATION CERTIFICATE


This Letter of Credit Participation Certificate is issued pursuant to Section 4.02 of that certain Revolving Credit Agreement dated July 13, 1995, by and among CPI Corp., the banks listed on the signature pages thereof and Mercantile Bank of St. Louis National Association, as agent for the Banks, as the same may from time to time be amended, modified, extended or renewed (the "Revolving Credit Agreement"). All capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Revolving Credit Agreement.

Subject to the terms, provisions and conditions contained in the Revolving Credit Agreement, Mercantile hereby issues to
                        a                            Percent (
   %) undivided participation interest in all Letters of Credit issued by Mercantile from time to time under the Revolving Credit Agreement (including, without limitation, an undivided participation interest in the reimbursement risk relating to such Letters of Credit, in all payments and Letter of Credit Loans made by Mercantile in connection with such Letters of Credit and in all collateral securing such Letters of Credit and such Letter of Credit Loans).

This Certificate may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were on the same instrument.

Executed this 13th day of July, 1995.


               MERCANTILE BANK OF ST. LOUIS NATIONAL ASSOCIATION



                                  By:
                                  Title:


The foregoing Letter of Credit Participation Certificate is hereby accepted this 13th day of July, 1995.





                                 By:
                                 Title:

                           EXHIBIT F

            Form of Legal Opinion of Husch & Eppenberger

                                                  July 13, 1995



Mercantile Bank of St. Louis    Harris Trust and Savings
  National Association          111 West Monroe - 2C
721 Locust Street               Chicago, Illinois 60690
St. Louis, Missouri 63101

The Daiwa Bank, Limited         Mercantile Bank of St. Louis
200 North Broadway                National Association, as Agent
Suite 1625                      721 Locust Street
St. Louis, Missouri 63102       St. Louis, Missouri 63101

             Re: CPI Corp.

Ladies and Gentlemen:

     We have acted as counsel to CPI Corp, a Delaware corporation ("Borrower"), which is entering into a Revolving Credit Agreement (the "Credit Agreement"), dated the date hereof, with Mercantile Bank of St. Louis National Association("Mercantile"), Harris Trust and Savings Bank ("Harris"), and The Daiwa Bank, Limited ("Daiwa") (with Mercantile, Harris, and Daiwa being collectively referred to herein as the "Banks") and Mercantile as agent for the Banks (in such capacity, the "Agent").

     As such counsel, we have examined:

     1. The Certificate of Incorporation of the Borrower and all amendments thereto;

     2.   The By-Laws of the Borrower and all amendments thereto;

     3. All relevant corporate minutes and other proceedings of the Borrower;

     4.   An executed copy of the Credit Agreement;

     5. Executed copies of each of the Notes (as such term is defined in the Credit Agreement) (collectively, the "Revolving
Credit Notes");

     6. All other related agreements, documents, instruments, and certificates executed and/or delivered by Borrower to the Agent or the Banks in connection with the execution and delivery of the Credit Agreement (the "Related Documents") (the Credit

Agreement, the Revolving Credit Notes, and the Related Documents are sometimes hereinafter collectively referred to as the "Loan
Documents").


     We have also examined (a) originals, or copies certified or otherwise identified to our satisfaction, of such agreements, documents, certificates, corporate and official records, affidavits, and other instruments and (b) such laws and regulations as we deemed necessary or appropriate for purposes of this opinion. As to factual matters, we have, in certain instances, examined and relied upon certificates of corporate officials and certificates of public officials, copies of which certificates, if any, are attached hereto. In such examinations we have assumed the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies. We have also assumed the due authorization, execution, and delivery of the Loan Documents by all parties thereto other than the Borrower.

     When an opinion is provided herein to the best of our knowledge after due inquiry, such inquiry shall be limited to our inquiry of (i) the Borrower's General Counsel, and (ii) attorneys of this firm who have handled substantive matters for the Borrower and who have actual knowledge of matters included in the opinion to which such inquiry relates.

     When used in any opinion, the term "Material Contract" means any indenture, mortgage, deed of trust, agreement, document, or instrument that remains in force and effect, which the Borrower has filed with the Securities and Exchange Commission as a material contract as required by Item 601 of Regulation 8-K (including, without limitation, the Note Agreement (as such term is defined in the Credit Agreement), or into which the Borrower has entered between the date of its most recently filed quarterly report on Form 10-Q and the date of this letter.

     Based upon such review and upon such inquiries and investigations of Borrower as we deemed necessary or relevant, and subject to the qualifications hereinafter set forth, we are of the opinion that:

     1. The Borrower is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware with perpetual corporate existence, has the corporate power and authority to own its properties and to transact the business in which it is engaged or presently proposes to engage, and, to the best of our knowledge after due inquiry, holds all licenses, permits and approvals that, if not obtained, could reasonably be expected to have a material adverse effect on the

Borrower's assets, business, operations, income, or condition, financial or otherwise ("Material Adverse Effect").

     2. The Borrower has full corporate right, power and authority to execute, deliver and perform the terms and provisions of the Loan Documents and has duly taken or caused to be taken all necessary corporate actions to authorize the execution, delivery and performance of the Loan Documents.

     3. The execution, delivery and performance by Borrower of the Loan Documents do not:

               (i) violate any provision of any law, rule, or regulation (including, without limitation, any usury law, rule or regulation) or, to the best of our knowledge after due inquiry, any order, writ, judgment, injunction, decree, determination, or award presently in effect which affects or binds Borrower or nay of its properties.

               (ii) violate any provision of the Certificate of Incorporation or By-Laws of Borrower;

               (iii) conflict with, or result in the breach of, or constitute a default under any Material Contract to which Borrower is a party or by which it might be bound, or result in the creation or imposition of any lien, charge, or other encumbrance upon any of the property of Borrower thereunder;

               (iv) to the best of our knowledge after due inquiry, conflict with or result in a breach of, or constitute a default under, any other indenture, mortgage, deed of trust, agreement, document, or instrument to which Borrower is a party or by which it might be bound, or result in the creation or imposition of any lien, charge, or other encumbrance upon any of the property of Borrower thereunder.

     4. Each of the Loan Documents has been duly authorized, executed, and delivered by Borrower, constitutes the legal, valid, and binding obligation of Borrower and is enforceable against Borrower in accordance with its terms (including, without limitation, the choice of law provisions contained therein), except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, receivership, or other similar laws affecting the enforcement of creditors' rights and remedies generally and except as limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding inquiry or at law).

     5. To the best of our knowledge after due inquiry, no judgments are outstanding against the Borrower. To the best of our knowledge after due inquiry and except as set forth in the

Schedules of the Credit Agreement, there is not now pending or threatened any litigation, contested claim, or governmental or regulatory proceeding by or against the Borrower, the adverse resolution of which could reasonably be expected to have a Material Adverse Effect or to materially and adversely affect the Borrower's ability to perform its obligations under the Loan Documents. To the best of our knowledge after due inquiry, the Borrower is not (i) in default with respect to any order, writ, injunction, or decree of any court or (ii) in default under any law, order, or regulation of any governmental or regulatory agency or instrumentality, a default under which could reasonably be expected to have a Material Adverse Effect or to materially and adversely affect the Borrower's ability to perform its obligations under the Loan Documents.

     6. To the best of our knowledge after due inquiry, there is no default by Borrower under any contract, lease, agreement, document, instrument, or commitment to which Borrower is a party or by which it is bound, a default under which could reasonably be expected to have a Material Adverse Effect.

     7. No action or consent of, or filing with, any governmental, regulatory or public agency, body, or authority is required to authorize, or is otherwise required in connection with, the execution, delivery, and/or performance of the Loan
Documents.

     Our opinion regarding enforceability in paragraph 4, above, is qualified to exclude its applicability to the last sentence of
Section 10.08 of the Credit Agreement, which seeks to waive rights to trial by jury.

     Our opinions herein are provided only with respect to the laws of the State of Missouri, the Delaware General Corporation Law, and Federal law. This opinion is provided exclusively to the Agent and the Banks and their respective successors and assigns, and no other person or entity may rely on this opinion without our prior written consent. Our opinions are given as of the date of this letter, and we assume no obligation to provide you with updated opinions to reflect changes of law or fact that subsequently occur.

     We confirm that the Borrower is qualified to conduct business as a foreign corporation in the State of Missouri.

                                     Very truly yours,



                                      Husch & Eppenberger

                           EXHIBIT G


                                            , 19



Mercantile Bank of St. Louis
  National Association
721 Locust Street
St. Louis, Missouri  63101

Harris Trust and Savings Bank
111 West Monroe - 2C
Chicago, Illinois 60690

The Daiwa Bank, Limited
200 North Broadway
Suite 1625
St. Louis, Missouri 63102

Mercantile Bank of St. Louis
  National Association, as Agent
721 Locust Street
St. Louis, Missouri  63101

Gentlemen:

Reference is hereby made to that certain Revolving Credit Agreement dated July 13, 1995, by and among the undersigned, the banks listed on the signature pages thereof and Mercantile Bank of St. Louis National Association, as agent for the Banks (as the same may from time to time be amended, modified, extended or renewed, the "Revolving Credit Agreement"). All capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Revolving Credit Agreement.

The undersigned hereby certifies to you that as of the date hereof:

     (a) all of the representations and warranties of the Borrower contained in the Revolving Credit Agreement are true and correct in all material respects as if made on and as of the date hereof;

     (b) no violation or breach of any of the affirmative covenants of the Borrower contained in the Revolving Credit
Agreement has occurred and is continuing;

     (c) no violation or breach of any of the negative covenants of the Borrower contained in the Revolving Credit Agreement has occurred and is continuing;

     (d) no Default or Event of Default under or within the meaning of the Revolving Credit Agreement has occurred and is continuing;

     (e) the financial statements of Borrower and its Subsidiaries delivered to you with this letter are true, correct and complete and have been prepared in accordance with generally accepted accounting principles consistently applied; and

     (f) the financial covenant information set forth in
Schedule 1 to this letter is true and correct.

                           Very truly yours,


                           CPI CORP.



                           By
                           Title:

                          SCHEDULE 1

                Financial Covenant Information
                    as of           , 19


Financial Covenant Actual Required                  951800011/4